  As filed with the Securities and Exchange Commission on July 19, 1999

                                                Registration No. 333-81737
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                     Pre-Effective Amendment No. 1 to
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               ----------------
                       Building One Services Corporation
            (Exact name of Registrant as specified in its charter)
        Delaware                     7600                    52-2054952
     (State or other           (Primary Standard            (IRS Employer
     jurisdiction of              Industrial             Identification No.)
    incorporation or        Classification Number)
      organization)
                   800 Connecticut Avenue, N.W., Suite 1111
                             Washington, DC 20006
                                (202) 261-6000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               ----------------

                                Joseph M. Ivey
                     President and Chief Executive Officer
                       Building One Services Corporation
                   800 Connecticut Avenue, N.W., Suite 1111
                             Washington, DC 20006
                                (202) 261-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                  Copies to:

      F. Traynor Beck, Esquire                  Linda L. Griggs, Esquire
  Executive Vice President, General           Morgan, Lewis and Bockius LLP
        Counsel and Secretary                      1800 M Street, N.W.
 800 Connecticut Avenue, N.W., Suite              Washington, DC 20036
                1111                                 (202) 467-7000
        Washington, DC 20006
           (202) 261-6000

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
                                          Proposed
 Title of each class of                   maximum      Proposed maximum   Amount of
    securities to be      Amount to be offering price aggregate offering registration
       registered          registered   per unit(1)        price(1)          fee
-------------------------------------------------------------------------------------
10 1/2% Senior
 Subordinated Notes due
 2009..................   $200,000,000      100%         $200,000,000    $55,600 (2)
-------------------------------------------------------------------------------------
Subsidiary Guarantees of
 10 1/2% Senior
 Subordinated Notes due
 2009..................   $200,000,000      --               --               (3)
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.

(2)  Previously paid.

(3) Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the subsidiary guarantees of the notes. The subsidiaries of the registrant issuing these guarantees are listed on Table 1 to this Registration Statement Cover Page.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    TABLE 1

            BUILDING ONE SERVICES CORPORATION; SUBSIDIARY GUARANTORS

                                                                      Federal ID
                             Subsidiary                                 Number
--------------------------------------------------------------------- ----------
Advent Electric Co., Inc.
(a Tennessee corporation)............................................ 62-1775021

American Air Co., Inc.
(a California corporation)........................................... 94-2233668

Barnes Ivey Mechanical Company, L.L.C.
(a North Carolina corporation)....................................... 64-0849022

Beltline Mechanical Services, Inc.
(a Texas corporation)................................................ 75-2198127

Boxberger, Inc.
(a North Carolina corporation)....................................... 66-1680974

Brazosport Management, Inc.
(a Texas corporation)................................................ 75-0554372

Building One Mechanical Services, Inc.
(a Mississippi corporation).......................................... 52-2125884

Building One Service Solutions, Inc.
(a Virginia corporation)............................................. 54-1732370

BUYR, Inc.
(a Delaware corporation)............................................. 62-2073333

Chambers Electronic Communications, Inc.
(an Arizona corporation)............................................. 86-0919799

Consolidated Electrical Group, Inc.
(a Delaware corporation)............................................. 52-2054952

Cramar Electric, Inc.
(a Kansas corporation)............................................... 48-1181737

Crest International, LLC
(a Wisconsin corporation)............................................ 39-1832516

DFW Mechanical Services, Inc.
(a Texas corporation)................................................ 75-1767390

Electrical Contracting, Inc.
(a California corporation)........................................... 33-0020560

Electrical Design & Construction, Inc.
(an Oklahoma corporation)............................................ 73-1061381

Engineering Design Group, Inc.
(an Oklahoma corporation)............................................ 73-0785554

Flor-Shin, Inc.
(a South Carolina corporation)....................................... 57-0735264

Fred Clark Electrical Contractors, Inc.
(a Texas corporation)................................................ 73-1291869

G.S. Financial, Inc.
(a Nevada corporation)............................................... 76-0194729


                                                                      Federal ID
                             Subsidiary                                 Number
--------------------------------------------------------------------- ----------
G.S. Group, Inc.
(a Nevada corporation)............................................... 88-0394187

Gamewell Mechanical, Inc.
(a North Carolina corporation)....................................... 56-2116919

Garfield-Indecon Electrical Services, Inc.
(an Ohio corporation)................................................ 31-1589024

G.S.I. of California, Inc.
(a California corporation)........................................... 76-0266448

Gulf States, Inc.
(a Texas corporation)................................................ 74-1652173

Hunt Electric, Inc.
(a Utah corporation)................................................. 87-0436108

Ivey Mechanical Company, Inc.
(a Mississippi corporation).......................................... 64-8900367

Ivey Mechanical Services, L.L.C.
(a Texas corporation)................................................ 75-2721989

Lexington/Ivey Mechanical Company, LLC
(a Kentucky corporation)............................................. 31-1559756

McIntosh Mechanical, Inc.
(a South Carolina corporation)....................................... 58-2423622

Mountain View Electric, Inc.
(a Colorado corporation)............................................. 84-0757008

National Network Services, Inc.
(a Delaware corporation)............................................. 84-1476279

Oil Capital Electric, Inc.
(an Oklahoma corporation)............................................ 73-0942941

Omni Mechanical Company
(an Oklahoma corporation)............................................ 94-2233668

Omni Mechanical Services
(an Oklahoma corporation)............................................ 73-1289880

Perimeter Maintenance Corporation
(a Georgia corporation).............................................. 68-1616500

Potter Electric Co., Inc.
(a Nevada corporation)............................................... 88-0109547

Pro Wire Security Systems, Inc.
(a Kansas corporation)............................................... 48-1206187

Regency Electric Company Atlanta Office
(a Georgia corporation).............................................. 58-1821158

Regency Electric Company Charlotte Office, Inc.
(a North Carolina corporation)....................................... 56-1871003

Regency Electric Company Jacksonville Office, Inc.
(a Florida corporation).............................................. 59-2899507

Regency Electric Company Memphis Office, Inc.
(a Tennessee corporation)............................................ 59-3553585

Regency Electric Company Orlando Office, Inc.
(a Florida corporation).............................................. 59-3074515


                                                                      Federal ID
                             Subsidiary                                 Number
--------------------------------------------------------------------- ----------
Regency Electric Company Projects Group, Inc.
(a Florida corporation).............................................. 59-3372744

Regency Electric Company South Florida, Inc.
(a Florida corporation).............................................. 59-3534202

Regency Electric Company, Inc.
(a Florida corporation).............................................. 59-3534683

Riviera Electric Construction Co.
(a Colorado corporation)............................................. 84-1451102

Riviera Electric of California, Inc.
(a Colorado corporation)............................................. 93-1170983

Robinson Mechanical Company
(a Colorado corporation)............................................. 84-0758337

Sanders Bros., Inc.
(a South Carolina corporation)....................................... 57-0521391

SKC Electric, Inc.
(a Kansas corporation)............................................... 48-0925068

SKCE, Inc.
(a Kansas corporation)............................................... 48-1090186

Spann Building Maintenance Company
(a Missouri corporation)............................................. 43-0758063

Spann Management Group, Inc.
(a Missouri corporation)............................................. 43-1735563

Taylor Electric, Inc.
(a Utah corporation)................................................. 87-0619446

Tess Holdings, Inc.
(a Wisconsin corporation)............................................ 39-1739469

Testronics, Inc.
(a Texas corporation)................................................ 76-0066345

The Lewis Companies, Inc.
(an Oklahoma corporation)............................................ 73-1061382

Town & Country Electric, Inc.
(a Wisconsin corporation)............................................ 39-1923036

Tri-City Electrical Contractors, Inc.
(a Florida corporation).............................................. 59-0944060

Tri-M Holding Corp.
(a Pennsylvania corporation)......................................... 23-2973688

Tri-M Corporation
(a Pennsylvania corporation)......................................... 23-2706546

Tri-M Electrical Construction Corp.
(a Pennsylvania corporation)......................................... 23-1886824

Tri-M Building Automation Systems Corp.
(a Pennsylvania corporation)......................................... 23-2705680

Tri-M Information Systems Corp.
(a Pennsylvania corporation)......................................... 23-2705681


                                                                      Federal ID
                             Subsidiary                                 Number
--------------------------------------------------------------------- ----------
Tri-M Integrated Systems Solutions Corp.
(a Pennsylvania corporation)......................................... 23-2829286

Walker Engineering, Inc.
(a Texas corporation)................................................ 75-2763689

Warren Electrical Construction Corp.
(a Maryland corporation)............................................. 23-2427069

Watson Electric Construction Co.
(a North Carolina corporation)....................................... 66-0734692

Wilson Electric Company, Inc.
(an Arizona corporation)............................................. 86-0906188

Prospectus

                                 $200,000,000

                       (LOGO) BUILDING ONE APPEARS HERE

 Offer to exchange all outstanding 10 1/2% Senior Subordinated Notes due 2009 that were
     originally issued on April 30, 1999 for new identical 10 1/2% Senior
                          Subordinated Notes due 2009

                                ---------------

  Building One Services Corporation offers to exchange up to $200,000,000 of its 10 1/2% Senior Subordinated Notes due 2009, the "original notes," for new identical 10 1/2% Senior Subordinated Notes due 2009, the "exchange notes."

  . The exchange notes will have the same terms as the original notes that were issued in a private offering on April 30, 1999, except that the exchange notes will be registered with the Securities and Exchange Commission and, except as set forth below, you will be able to offer and sell them freely to any potential buyer. This is beneficial to you because the original notes were not registered and may not be offered or sold unless they are registered or your offer or sale is exempt from registration under the federal securities laws.

  . The exchange notes mature on May 1, 2009. We will pay interest on the exchange notes on May 1 and November 1 of each year, commencing on November 1, 1999.

  . The exchange notes will be unsecured and subordinated to all of our existing and future senior debt. Our subsidiaries will guarantee the exchange notes with unconditional guarantees that will be unsecured and subordinated to their existing and future senior debt.

  . The exchange offer expires at 5:00 p.m., New York City time, on August 19, 1999 and is subject to customary terms and conditions, as specified in this prospectus and the accompanying letter of transmittal.

  . You may withdraw your tender of notes at any time prior to August 19, 1999, the expiration date of this exchange offer. We will exchange all original notes that are validly tendered and not withdrawn before this exchange offer expires.

  . Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes acquired by the broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution."

  -------------------------------------------------------------------------

   Please carefully consider the "Risk Factors" beginning on page 10 of this prospectus.

  -------------------------------------------------------------------------

  Because we issued the original notes in a transaction that did not require registration under the Securities Act of 1933, as amended, their transfer is restricted. In connection with our issuance of the original notes, we entered into a registration rights agreement to furnish holders of the original notes with the right to exchange their notes for notes that are freely tradable. We are making this exchange offer to satisfy your registration rights, as holders of the original notes, requiring us to either provide you with exchange notes or to register your original notes for resale. If we do not fulfill these obligations, we must make certain penalty interest payments to you, described under "Exchange Offer--Purpose and Effect of the Exchange Offer."

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

               The date of this prospectus is July 19, 1999

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Where You Can Find More Information........................................   1
Prospectus Summary.........................................................   3
Use of Proceeds............................................................   9
Ratio of Earnings to Fixed Charges.........................................   9
Risk Factors...............................................................  10
Exchange Offer.............................................................  18
Capitalization.............................................................  26
Introduction to Selected Financial Data....................................  27
Description of the Exchange Notes..........................................  30
Description of the Convertible Junior Subordinated Debentures..............  64
United States Federal Tax Consequences.....................................  67
Plan of Distribution.......................................................  70
Legal Matters..............................................................  70
Experts....................................................................  70

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and, for a set fee, copy any of the information we file at the following SEC public reference facilities:

  . 450 Fifth Street, N.W.
   Washington, DC 20549

  . Seven World Trade Center
   Suite 1300
   New York, New York 10048

  . Citicorp Center
   Suite 1400
   500 West Madison Avenue
   Chicago, Illinois 60661

  Please call the SEC at 800/SEC-0330 for further information on these public reference facilities. Our SEC filings are also available to the public over the Internet at the SEC's web site (http://www.sec.gov).

  The SEC allows us to "incorporate by reference" the information in documents that we file with them. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information in documents that we file later with the SEC will automatically update and may supersede this information.

  We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the date the exchange offer expires:

  . Annual Report on Form 10-K for the year ended December 31, 1998 (file no.
    000-23421);

  . The financial statements of the following acquired businesses included in the Prospectus Supplement dated May 17, 1999 to the Prospectus dated March 16, 1999, filed pursuant to Rule 424(b)(3): Service Management USA, Inc., Tri-City Electrical Contractors, Inc., Wilson Electric Company, Inc., SKC Electric, Inc. and Affiliate, Riviera Electric Construction Co., Town & Country Electric Inc., Garfield Electric Company, Indecon, Inc. and Taylor Electric, Inc. (file no. 333-60053);

  . Our pro forma financial statements included in the Prospectus Supplement dated May 17, 1999 to the Prospectus dated March 16, 1999, filed pursuant to Rule 424(b)(3) (file no. 333-60053);

  . Current Reports on Form 8-K dated February 10, 1999, February 18, 1999,
    March 23, 1999, April 9, 1999, June 28, 1999 and July 15, 1999 (file no.
    000-23421); and

  . Quarterly Report on Form 10-Q for the quarterly period ended March 31,
    1999 (file no. 000-23421).

  You may request a copy of these filings, at no charge, by writing or telephoning us at the following address:

  Building One Services Corporation
  800 Connecticut Avenue, N.W., Suite 1111
  Washington, DC 20006
  202/261-6000

  In making your investment decision, you should rely only on the information provided in this prospectus or on any information incorporated by reference. We have not authorized anyone else to provide you with different information. In addition, you should not assume that the information in this prospectus or any other document is accurate as of any date other than the date on the front of those documents.

                               PROSPECTUS SUMMARY

  This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. You are encouraged to read the entire prospectus.

                                  The Company

  Building One Services Corporation is a leading provider of integrated facilities services in the United States. We provide many of the services and related products necessary for the routine maintenance and operation of commercial and industrial buildings. Our Building One Mechanical and Electrical Group provides mechanical and electrical systems installation and maintenance services and our Building One Service Solutions Group provides janitorial and maintenance management services. Based on pro forma revenues, we believe that our company is the second largest provider of mechanical and electrical contracting and maintenance services in the United States and the largest provider of janitorial and maintenance management services to the retail industry in the United States. On a pro forma basis for the year ended December 31, 1998, our revenues were $1,467.3 million.

  Since our initial public offering in December 1997 and through June 25, 1999, we have grown primarily through acquisitions, having acquired 38 businesses that have average revenues of approximately $41 million and an average operating history of 22 years. We currently have 128 locations that provide facilities services to over 8,800 commercial, industrial and institutional customers in 48 states. The presidents of our operating companies have an average of over 25 years of experience in the facilities services industry. The businesses that we have acquired have demonstrated strong internal growth.

  Our goal is to become the preeminent single-source provider of facilities services in the United States. To achieve this goal, we intend to capitalize on favorable industry dynamics such as the trend by our customers to outsource significant portions of facilities services requirements to third-party providers and the trend of building managers to seek a single-source provider of facilities services. In addition, we believe that the recent combination of our mechanical and electrical groups further enhances our ability to offer combined services to existing customers and to attract new clients seeking to reduce the number of vendors with which they do business. We believe our highly skilled workforce, rigorous hiring and training programs, breadth of service offerings, geographic coverage and reputation provide us with a competitive advantage in achieving our goal.

                              Recent Developments

  Tender Offer. On May 11, 1999, we announced our purchase from stockholders of 24,618,856 shares of our common stock at a price of $22.50 per share for cash and 881,144 shares of our common stock underlying options at a price in cash of $22.50 per share less the exercise price per share of the options. We spent a total of $560.1 million to pay for the shares using the net proceeds of $195.5 million from the sale in a private placement of the original notes that we are offering to exchange for the exchange notes in this exchange offer and $100 million from the sale to Boss Investment LLC, an affiliate of Apollo Management, L.P., of our 7 1/2% convertible junior subordinated debentures, approximately $120 million of available cash and borrowings of $144.6 million under a credit facility.

  In connection with our sale of the convertible junior subordinated debentures to Boss Investment, we increased the size of our board of directors to ten persons and, effective April 30, 1999, appointed three designees of Boss Investment, Andrew Africk, Michael Gross and Brooks Newmark, to the board. Effective April 30, 1999, Thomas Heule and David Ledecky resigned from the board. Effective June 30, 1999, W. Russell Ramsey resigned from the board.

                                 Exchange Offer

  The following summary describes the terms of the exchange offer. For a more detailed explanation of the exchange offer you should refer to the section in this prospectus entitled "Exchange Offer."

The Exchange Offer..........  We are offering to exchange $200,000,000 principal amount of our 10 1/2% senior
                              subordinated notes due 2009, which are registered under this registration statement, for $200,000,000 principal amount of our 10 1/2% senior subordinated notes due 2009 that were issued on April 30, 1999 in a private offering. You have the right to exchange your original notes for exchange notes with substantially identical terms.

                              In order for your original notes to be exchanged, you must properly tender them prior to the expiration date. All validly tendered original notes will be exchanged. We will issue the exchange notes promptly after the expiration of the exchange offer.

Termination of Registration   We sold the original notes to the initial
 Rights.....................  purchasers, BT Alex. Brown, Incorporated, Bear,
                              Stearns & Co. Inc., Goldman, Sachs & Co., Salomon
                              Smith Barney Inc., Friedman, Billings, Ramsey &
                              Co., Inc., Jefferies & Company, Inc. and Fleet
                              Securities, Inc. on April 30, 1999. At that time, we signed a registration rights agreement with these initial purchasers, which requires us to conduct this exchange offer.

                              After the exchange offer is complete, you will no longer be entitled to registration rights with respect to any original notes that you are entitled to exchange for exchange notes but choose not to exchange.

Failure to Exchange
 Outstanding Notes..........  If you do not exchange your original notes for exchange notes in this exchange offer, you will continue to be subject to the restrictions on transfer that are contained in the terms of the original notes and the indenture governing those notes. In general, those restrictions prohibit you from offering or selling your original notes unless the original notes are:

                              . registered under the federal securities laws;
                                or

                              . sold in a transaction that is exempt from or
                                not subject to the registration requirements of the federal securities laws and applicable state securities laws.

Expiration of the Exchange
 Offer......................  The exchange offer will expire at 5:00 p.m., New
                              York City time, on August 19, 1999, unless we decide to extend the expiration date.

Tender of Original Notes....  If you wish to tender your original notes for exchange, you must:

                              . complete and sign the enclosed letter of
                                transmittal by following the related
                                instructions; and

                              . send the letter of transmittal, as directed in
                                the instructions, together with any other required documents, to IBJ Whitehall Bank & Trust Company, the exchange agent, either with the original notes to be tendered or in compliance with the procedures for guaranteed delivery of the original notes.

                              Brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.

                              Please do not send your letter of transmittal or the certificates representing your original notes to Building One. Those documents should only be sent to the exchange agent. Questions regarding how to tender and requests for information should be directed to IBJ Whitehall Bank & Trust Company. See "Exchange Offer--Exchange Agent."

Special Procedures for
 Beneficial Owners..........  If your original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact that person promptly if you wish to tender you original notes in the exchange offer. See "Exchange Offer--Procedures for Tendering."

Withdrawal Rights...........  You may withdraw the tender of your original notes at any time prior to the expiration of the exchange offer by delivering a written notice of withdrawal to the exchange agent. You must follow the withdrawal procedures described under the heading "Exchange Offer--Withdrawal of Tenders."

Resale of the Exchange        We believe that you will be able to offer for
 Notes......................  resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery provisions of the federal securities laws, as long as:

                              . you will acquire the exchange notes in the
                                ordinary course of business;

                              . you have no arrangement or understanding with
                                any person to participate in the distribution of the exchange notes in violation of the Securities Act;

                              . you are not an affiliate of Building One
                                Services Corporation as defined in Rule 405 under the Securities Act or, if you are an affiliate, you will comply with the applicable registration and prospectus delivery requirements of the Securities Act;

                              . if you are not a broker-dealer, you are not
                                engaged, and do not intend to engage in, the distribution of the exchange notes; and

                              . if you are a broker-dealer who will receive the
                                exchange notes for your own account in exchange for original notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of the exchange notes.

                              Our belief that the exchange notes will be freely tradable is based upon interpretations by the staff of the Securities and Exchange Commission set forth in a series of no-action letters issued to third parties who are unrelated to Building One. The SEC staff has not considered this exchange offer in the context of a no-action letter. We cannot assure you that the SEC staff would make a similar determination with respect to this exchange offer.

                              If our belief is not accurate and you transfer an exchange note without delivering a prospectus that meets the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume or indemnify you against this liability.

Certain Federal Tax
 Consequences...............  With respect to the exchange of initial notes for exchange notes:

                              . the exchange should not constitute a taxable
                                exchange for federal income tax purposes; and

                              . you should not recognize gain or loss upon
                                receipt of the exchange notes.

                              You must include interest on the exchange notes in gross income to the same extent as the original notes.

The Exchange Agent..........  The exchange agent for this exchange offer is IBJ
                              Whitehall Bank & Trust Company. You may contact the exchange agent at 212/858-2103. See "Exchange Offer--Exchange Agent."

                               The Exchange Notes

  The terms of the exchange notes and the original notes are identical in all material respects, except that the transfer restrictions and registration rights relating to the original notes do not apply to the exchange notes. The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section in this prospectus entitled "Description of the Exchange Notes" contains a more detailed description of the terms and conditions of the exchange notes.

Securities Offered..........  $200,000,000 aggregate principal amount of our 10
                              1/2% senior subordinated notes due 2009.

Maturity....................  May 1, 2009.

Interest Rate...............  10 1/2% per year (calculated using a 360-day year).

Interest Payment Dates......  May 1 and November 1, beginning on November 1,
                              1999. Interest on the exchange note will accrue from the last date on which interest was paid on the original notes, or if no such interest has been paid, from April 30, 1999.

Guarantees..................  The exchange notes will be unconditionally guaranteed by our subsidiaries. If we create or acquire a new domestic subsidiary, it will guarantee the exchange notes unless we designate the subsidiary as an "unrestricted subsidiary" under the indenture or the subsidiary does not have significant assets.

Ranking.....................  The exchange notes will be our unsecured senior subordinated obligations and will rank junior to our existing and future senior debt. The guarantees by our subsidiaries will be subordinated to all of their existing and future senior debt. Because the exchange notes are subordinated, in the event of bankruptcy, liquidation or dissolution, holders of the exchange notes would not receive any payment until holders of senior debt and senior debt of the guarantors have been paid in full.

                              As of June 25, 1999, we had approximately $215.0 million of senior debt.

Optional Redemption.........  We may redeem the exchange notes, in whole or in part, at any time on or after May 1, 2004, at the redemption prices listed in the "Description of the Exchange Notes" section under the heading "Redemption--Optional Redemption," plus accrued interest.

Optional Redemption after
 Equity Offerings...........  At any time, which may be more than once, before
                              May 1, 2002, we may redeem up to 35% of the outstanding exchange notes with money that we raise in one or more equity offerings, as long as:

                              . we pay 110.875% of the face amount of the
                                exchange notes, plus accrued interest;

                              . we buy the exchange notes back within 90 days
                                of completing the equity offering; and

                              . at least 65% of the total principal amount of
                                the exchange notes remains outstanding after the redemption.

Change of Control Offer.....
                              If a change of control in our company occurs, we must give holders of the exchange notes the opportunity to sell us their exchange notes at 101% of their face amount, plus accrued interest.

                              We might not be able to pay you the required price for the exchange notes you present to us upon a change in control because:

                              . we might not have enough funds at that time; or

                              . the terms of our senior debt might prevent us
                                from paying.

Certain Indenture
 Provisions.................  The indenture governing the exchange notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

                              . incur additional debt;

                              . pay dividends or distributions on capital stock
                                or repurchase capital stock;

                              . issue preferred stock of subsidiaries;

                              . make certain investments;

                              . create liens on our assets to secure debt;

                              . enter into transactions with affiliates;

                              . merge or consolidate with another company; and

                              . transfer or sell assets or enter into sale and
                                leaseback transactions.

                              These covenants are subject to important exceptions and qualifications, which are described in the section "Description of the Exchange Notes" under the heading "Certain Covenants" in this prospectus.

Use of Proceeds.............
                              We will not receive any proceeds from this exchange offer.

  We are a Delaware corporation. Our executive offices are located at 800 Connecticut Avenue, N.W., Suite 1111, Washington, DC 20006, and our telephone number is 202/261-6000.

                                USE OF PROCEEDS

  We will not receive any cash proceeds from the issuance of the exchange notes. The proceeds from the issuance and sale of the original notes were, along with proceeds from the sale of $100 million of convertible junior subordinated debentures to Boss Investment LLC, an affiliate of Apollo Management, L.P., and borrowings under a credit facility, used to fund a portion of our recently completed issuer tender offer.

                      RATIO OF EARNINGS TO FIXED CHARGES

                                                       Three months ended
         Year ended December 31,                            March 31,
 ----------------------------------------------------  -------------------------
                                           Pro Forma                 Pro Forma
 1994    1995      1996    1997    1998      1998       1999           1999
 ----    ----      ----    ----    ----    ---------   ---------    -----------
 2.3x    -- (1)    2.0x    5.8x    24.3x      2.5x          17.1x           2.2x

--------
 .  For purposes of computing the ratio of earnings to fixed charges: (1)
   "earnings" consists of income from continuing operations before income taxes and fixed charges; and (2) "fixed charges" consists of interest, amortization of debt issuance costs, the commitment fee on the unused portion of the credit facility and the estimated interest component of rental expense.
(1) Earnings were inadequate to cover fixed charges for the year ended December 31, 1995 by $195,000.

                                 RISK FACTORS

  Before you tender your original notes in this exchange offer, you should consider carefully the following risks and all of the information included in this prospectus. Unless otherwise indicated, references to the "notes" describe risks associated with both the original notes and the exchange notes.

  This prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words like "believe," "may," "will," "expect," "intend," "plan," "anticipate," "estimate" or "continue" and other words and terms of similar meaning. In particular, these include statements relating to future actions, our acquisition program, the integration of acquired businesses, our growth in revenues and earnings, our achievement of operating efficiencies, the trading of our stock and our plans with respect to potential new products or services. From time to time, we also may provide oral or written forward-looking statements in other materials.

  Any or all of our forward-looking statements in this prospectus or in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned below will be important in determining our future results. Consequently, no forward-looking statement can be guaranteed. Actual results could differ significantly.

Risks Related to a Failure to Participate in the Exchange Offer

 Any market for the original notes is likely to decline after the completion of the exchange offer.

  After original notes are tendered and accepted in the exchange offer, the principal amount of original notes remaining after the completion of the exchange offer will decrease. This decrease will reduce the liquidity of the trading market for the original notes. We cannot assure you that any trading market that has developed for the original notes will continue to exist after the completion of the exchange offer. Please refer to the section entitled "Exchange Offer--Consequences of Failure to Exchange."

 If you do not exchange your original notes for exchange notes, you will remain subject to transfer restrictions.

  We have not registered the original notes under the federal securities laws. Original notes that are not exchanged after the completion of this exchange offer will remain subject to the transfer restrictions under applicable securities laws. This means that you will not be able to transfer, sell or trade your original notes except based upon an exemption from the registration requirements of the federal securities laws. Please refer to the section entitled "Exchange Offer--Consequences of a Failure to Exchange Original Notes."

Risk Factors Related to Our Company

 We have a high level of debt on our balance sheet as a result of the tender offer.

  We borrowed approximately $455.0 million and used cash in the amount of $120.0 million to finance the tender offer and its related fees and expenses to date. We have approximately $511.0 million of outstanding debt as of June 25, 1999. This debt level and our use of our cash have the following consequences:

  . a substantial portion of our cash flow will be used to pay interest expense on our debt, which will reduce the funds that would otherwise be available to us for our operations, capital expenditures and future business opportunities and will require us to borrow under our new revolving credit agreement which provides for borrowings of $225.0 million, of which approximately $142.5 million is available as of June 25, 1999;

  . a substantial decrease in our net operating cash flows or an increase in our expenses could make it difficult for us to meet our debt service requirements and force us to modify our operations;

  . we may have more debt than our competitors, which may place us at a competitive disadvantage; and

  . our high level of debt may make us more vulnerable in a downturn in our business or the economy in general.

 We are subject to restrictive debt covenants that may limit our flexibility in operating our business.

  The credit facility and the indentures governing the notes and the convertible junior subordinated debentures we issued to finance our tender offer contain a number of significant covenants that impose restrictions on us and our subsidiaries. These covenants include restrictions on:

  . indebtedness;

  . liens;

  . voluntary prepayments of the notes and other indebtedness;

  . amendments of organizational, corporate and other documents;

  . mergers, acquisitions and dispositions of assets;

  . sale-leaseback transactions, capital lease payments and maintenance of material properties;

  . dividends and other payments in respect of capital stock;

  . advances, credit extensions, capital contributions, investments and capital expenditures;

  . transactions with affiliates and the formation of subsidiaries and joint ventures;

  . changes in business; and

  . entry into a change of control without offering to redeem the notes.

  In addition, we are required to comply with financial covenants with respect to the amount of our debt as compared to our earnings before interest expense, taxes, depreciation and amortization expense ("EBITDA") and the amount of our EBITDA as compared to our interest expense. Our indebtedness under the credit facility and the notes is guaranteed by each of our subsidiaries and our indebtedness under the credit facility is secured by a first priority lien on substantially all of our properties and assets and those of our subsidiaries, now owned or acquired later. If we should be unable to borrow under our revolving credit facility due to a default, we would be left without sufficient liquidity.

 Your right to receive payments on the notes is subordinated to our existing indebtedness and possibly our future indebtedness.

  The notes and the guarantees of our subsidiaries are unsecured and are contractually subordinated to all of our existing and future senior indebtedness and that of our guarantors, including all indebtedness under the credit facility. Please refer to the section entitled "Description of the Exchange Notes--Subordination."

  The notes and the guarantees are effectively subordinated to all of our existing and future secured indebtedness and that of our subsidiaries to the extent of the value of the assets securing that indebtedness. Indebtedness under the credit facility is secured by liens against substantially all of our assets and those of our subsidiaries. In the event of our default on that indebtedness or our bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our assets, and those of our subsidiaries, would be available to satisfy our obligations on that secured debt before we can make any payments on the notes. In addition, to the extent that those assets cannot fully satisfy the secured indebtedness, the holders of that indebtedness would have a claim for any shortfall that would rank, subject to any contractual subordination, equally in right of payment (or effectively senior if the indebtedness were issued by a subsidiary that is not a guarantor) with the notes. Accordingly, there might only be a limited amount of assets available to satisfy your claims as a holder of the notes upon an acceleration of the majority of the notes.

  After giving pro forma effect to the tender offer and its related fees and expenses, we would have had approximately $134.9 million of secured indebtedness outstanding as of March 31, 1999, excluding unused commitments of approximately $220.0 million. Our assets and those of our subsidiaries may not be sufficient to repay in full this indebtedness.

 Under specific circumstances, the notes and guarantees may be voided.

  Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees and require noteholders to return payments they receive under the terms of the notes.

  Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the notes and the guarantees could be voided, or claims in respect of the notes or the guarantees could be subordinated to all of our other debts or those of our guarantors if, when the indebtedness evidenced by the notes was incurred, we or such guarantor, among other things:

  . received less than the reasonably equivalent value or fair consideration for the incurrence of the indebtedness;

  . were insolvent or rendered insolvent by reason of such incurrence;

  . were engaged in a business or transaction for which our remaining assets or those of our subsidiaries constituted unreasonably small capital; or

  . intended to incur, or believed that we would incur, debts beyond our ability to pay.

  In addition, any payment we make, or any payment by one of our guarantors, pursuant to the notes or the guarantee could be voided and required to be returned to us or the guarantor or to a fund for the benefit of our creditors or those of our guarantors.

  The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we or a guarantor would be considered insolvent if:

  . the sum of our debts or those of the guarantors, including contingent liabilities, is greater than the fair saleable value of all of our assets or those of our guarantors;

  . if the present fair saleable value of our assets or those of the guarantors is less than the amount that would be required to pay our probable liability on our existing debts or those of the guarantors, including contingent liabilities, as they become absolute and mature; or

  . we, or the guarantors, could not pay debts as they come due.

 We may not have the ability to raise the funds necessary to finance any change of control offer required by the indenture relating to the notes.

  If certain change of control events occur, we are required by the indenture relating to the notes to offer to repurchase all of the outstanding notes at 101% of their face value, plus any accrued interest. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in the credit facility will not allow the repurchases. In addition, certain important corporate events, such as a leveraged recapitalization, that would increase the level of our indebtedness would not constitute a "change of control" under the indenture. Please refer to the section entitled "Description of the Exchange Notes--Change of Control."

 An active trading market for the exchange notes may not develop.

  We do not intend to apply for listing of the exchange notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation system. The initial purchasers have informed us that they intend to make a market in the exchange notes. However, the initial purchasers are not obligated to do so and may discontinue any such market making at any time without notice.

  The liquidity of any market for the exchange notes will depend upon various factors, including:

  . the number of holders of the notes;

  . the interest of securities dealers in making a market for the notes;

  . the overall market for high-yield securities;

  . our financial performance or prospects; and

  . the prospects for companies in our industry generally.

  Accordingly, we cannot assure you that a market or liquidity will develop for the exchange notes.

  Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities that are similar to the exchange notes. We cannot assure you that any market for the exchange notes will not be subject to similar disruptions. Any such disruptions may affect you as a holder of the exchange notes.

 We are subject to restrictive debt covenants that may restrict our ability to make acquisitions.

  We have financed, and intend to continue to finance, most of our acquisitions with a combination of cash and shares of our common stock. We have approximately $142.5 million available under our revolving credit facility to use for acquisitions and general corporate purposes, including working capital requirements and contingent payments that are required by certain acquisition agreements with respect to previously completed acquisitions. As of June 25, 1999, we had paid approximately $23.5 million in cash relating to those contingent payments. We expect that the remaining cash portion of those contingent payments will be approximately $33.5 million in 1999.

  The ability to borrow funds under the revolving credit facility is subject to various conditions, such as continued compliance with the financial covenants, maximum individual and total purchase price requirements for acquisitions, adequate remaining availability under the facility and the nature of the particular business to be acquired. The restrictive covenants contained in the indentures relating to the notes and the convertible junior subordinated debentures may also limit our ability to make future acquisitions. Depending on the pace of our acquisitions, we may need additional debt or equity financing in order to continue to acquire businesses. That financing may not be available if and when additional cash is needed or it may not be available on terms that we think are acceptable. If we do not have sufficient cash to pay the cash consideration for acquisitions, or cannot otherwise finance acquisitions, we will be unable meet our acquisition objectives.

 Boss Investment LLC, together with our management, could significantly influence the election of directors and other matters that require the approval of our stockholders.

  As of June 30, 1999, our directors, executive officers and Boss Investment owned beneficially approximately 27.4% of our outstanding shares of common stock. In addition, many members of the senior management of our operating companies own shares of our common stock.

  The holders of the convertible junior subordinated debentures have the right to vote together with the holders of our common stock on all of the matters submitted to our stockholders for a vote. The holders of the convertible junior subordinated debentures are entitled to cast the number of votes that they would be entitled to cast if they converted the convertible junior subordinated debentures into shares of our common stock. Based upon a conversion price of $22.50 per share and assuming all of the interest on the convertible junior subordinated debentures is paid in cash, Boss Investment has the right to cast 4,444,444 votes, or votes equivalent to approximately 15.1% of the votes based upon our currently outstanding shares of common stock. In addition, the holders of the convertible junior subordinated debentures have the right to elect, as a class, three of our ten directors (or if the board has more than ten directors, no less than 30% of the board).

  Our directors, executive officers and Boss Investment, if acting together, may be able to significantly influence the election of directors and other matters requiring the approval of our stockholders. If we default on any of our indebtedness or materially and intentionally breach our agreement with Boss Investment, Boss Investment has the right, among other remedies available to a holder of indebtedness, to elect a majority of our directors, subject to our prior right to cure any default or breach.

Risk Factors Relating to Our Company's Business

 A downturn in commercial and industrial construction could hurt our business.

  Approximately 57% of our pro forma revenues in 1998 and the revenues of the businesses we acquired involved the installation of mechanical and electrical systems in newly constructed commercial and industrial buildings. Our ability to maintain or increase our revenues from new installation services depends on the levels of new construction starts in the geographic areas where we operate. Because the construction industry is cyclical, our revenues from year to year may fluctuate.

  The level of new construction starts is affected by local economic conditions, changes in interest rates and other related factors. A downturn in levels of new construction would have a material adverse effect on our business.

  Our mechanical and electrical installation services are subject to the seasonal variations in operations and demands that affect the construction business. Specifically, the demand for construction services may be lower during the winter months as a result of inclement weather conditions. Accordingly, our revenues and operating results may be lower in the first quarter.

 Adverse changes in economic conditions can adversely affect our business.

  Our success will depend upon the economic conditions in the geographic areas in which a substantial number of our operating companies are located. In addition, our success will depend upon occupancy levels at office buildings for which we do business. Higher vacancy rates could have a material adverse effect on, among other sectors of the facilities services industry, janitorial and maintenance management services.

 Fixed price contracts with our customers could expose us to losses if our estimates of project costs are too low.

  A substantial portion of our mechanical and electrical installation contracts are "fixed price" contracts. The terms of these contracts require us to guarantee the price of the services we provide and assume the risk that our costs to perform the services and provide the materials will be greater than anticipated.

  Our profitability in this market is therefore dependent on our ability to accurately predict the costs associated with our services. These costs may be affected by a variety of factors, some of which may be beyond our control. If we are unable to accurately predict the costs of fixed price contracts, certain projects could have lower margins than anticipated, which could have a material adverse effect on our business.

 Our short operating history may make it difficult to evaluate our future prospects.

  Since our initial public offering in December 1997 and through June 25, 1999, we have acquired 38 businesses. Therefore, our combined company has a short history of generating revenues, which may make it difficult to evaluate our future prospects.

  Our ability to generate revenues and earnings in the future will be dependent upon, among other factors:

  . the operating results of the businesses we have acquired;

  . the operating results of any future businesses we acquire; and

  . the successful integration and consolidation of those businesses.

 Boss Investment has certain rights over our operations.

  Under our agreement with Boss Investment, we are precluded from entering into various types of transactions or making certain changes in our capital structure, board size or management without the consent of Boss Investment. In addition, Boss Investment has the right to acquire 50% of the shares of our common stock or convertible securities that we offer to sell in a private placement. Finally, Boss Investment and any other holders of the convertible junior subordinated debentures have certain rights to require us to register the shares of common stock that they acquire upon conversion of the convertible junior subordinated debentures for sale under the Securities Act of 1933, as amended (the "Securities Act").

Risks Factors Related to Our Acquisition Strategy

 The integration of our acquired businesses may result in substantial costs, delays or other problems.

  We may not be able to successfully integrate our acquisitions without substantial costs, delays or other problems. We will have to continue to expend substantial managerial, operating, financial and other resources to integrate our businesses. The costs of this integration could have an adverse effect on short-term operating results.

  The integration of newly-acquired businesses may also lead to diversion of our management team away from other ongoing business concerns. In addition, the rapid pace of our acquisitions of other businesses may adversely affect our efforts to integrate acquisitions and manage those acquisitions profitably. We may seek to recruit additional managers to supplement the incumbent management of the acquired businesses, but we may not have the ability to recruit additional candidates with the necessary skills.

 Our growth strategy will be impacted by our ability to acquire additional businesses.

  Our business strategy depends, in part, upon our ability to compete in the facilities services industry by expanding into new markets and our ability to broaden the services we provide by identifying and acquiring other businesses. We may not be able to identify, attract or acquire additional businesses. In addition, certain acquisitions may require the approval of Boss Investment. We may also be unable to make appropriate acquisitions because of competition for the acquisition. In pursuing acquisitions, we compete against other facilities services providers, some of which are larger than we are and have greater financial and other resources than we have. We compete for potential acquisitions based on a number of factors, including price, terms and conditions, size and ability to offer cash, stock or other forms of consideration. In addition, the negotiation of potential acquisitions may require members of management to divert their time and resources away from our operations.

  Once we acquire a business, we are faced with certain additional risks, including:

  . the possibility that it will be difficult to integrate the operations into our other operations;

  . the possibility that we have acquired substantial undisclosed liabilities;

  . the risks of entering markets or offering services for which we have no prior experience; and

  . the potential loss of customers or employees as a result of changes in management.

  We may not be successful in overcoming these risks.

 The consolidation of our industry may adversely affect our acquisition program.

  Many of our acquisitions are subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which could adversely affect the pace of our acquisitions in one or more sectors of the facilities services industry. Under the Hart-Scott-Rodino Act, we may be required to divest a portion of our then-existing operations or those of the acquired business, which may render a given acquisition disadvantageous. In addition, if we acquire businesses in regulated industries, we would be subject to regulatory requirements. Those regulatory requirements could limit our flexibility in growing and operating our businesses.

  We believe that the facilities services industry will continue to undergo considerable consolidation and changes during the next several years. This consolidation could increase the competition we face to acquire facilities services businesses and increase the prices we must pay for the businesses that we acquire.

  In response to this consolidation, we consider from time to time additional strategies to enhance stockholder value. One such strategy that we pursued is the tender offer. Other strategies include, among others, strategic alliances and joint ventures, purchase, sale and merger transactions with other large companies and other similar transactions. In considering any of these strategies, we evaluate the consequences of the strategies, including, among other things, the potential for high levels of debt that would result from such a transaction, the tax effects of the transaction and the accounting consequences of the transaction. In addition, these strategies could have various other significant consequences, including changes in management, control or operational or acquisition strategies. In view of the completed tender offer, we may determine not to pursue any of these strategies, but, if any of these are pursued, they may not be completed successfully.

Risks from Competition

 Our business is highly competitive, which could cause us to lower our prices, resulting in reduced revenues and profit margins.

  We face a competitive environment in the market for facilities services. We compete against both large national and international organizations providing a wide variety of facilities services to their customers and numerous smaller companies providing a single service or fewer services in limited geographic areas.

  Other types of companies are also beginning to offer facilities services. For example, property management companies and real estate investment trusts (REITS) are beginning to offer facilities services for the properties that they own or manage. Also, large heating, ventilation and air conditioning manufacturers, such as Carrier Corporation and Honeywell, Inc., and some public utilities, are active in certain sectors of the facilities services industry.

  Barriers to entry to the markets for certain facilities services, such as janitorial services, are low, and we compete against numerous small service providers, many of which may have more experience in and knowledge of the local market for such services. These smaller service providers may also have lower overhead cost structures and may be able to provide their services at lower rates than we can.

  In these same markets, we face large competitors that offer multiple services and that are willing to accept lower profit margins in order to capture market share. In addition, we face competition from both large and small companies that offer only one of the services that we offer and may face competition in the future from companies that enter the markets that we are in.

  In some geographic regions, we may not be eligible to compete for certain contracts if our employees are not subject to collective bargaining arrangements. As a result of this requirement, we may lose customers or have difficulty acquiring new customers.

 We may have trouble hiring the employees we need and our employment needs may increase our costs.

  Our ability to increase productivity and profitability will depend upon our ability to recruit, train and retain large numbers of hourly wage and skilled employees necessary to meet our service requirements. Competition for these employees has led to increased wage levels and employee turnover. Inability to recruit, train and retain these employees at competitive wage rates could increase our operating costs.

  In addition, many companies that require skilled employees, such as mechanical and electrical installation and maintenance and heating, ventilation and air conditioning companies, are currently experiencing shortages of qualified employees. We may not be able to maintain an adequate labor force necessary to efficiently operate our business. Also, our labor expenses may increase as a result of a shortage in the supply of hourly wage or skilled employees. As a result, we may have to curtail our planned growth and margins may decline.

  Although fewer than 10% of our employees are members of unions, many sectors of the facilities services industry involve unionized employees. Union activity at our companies may be disruptive to our business and may increase our costs. To the extent any of our union contracts expire or we acquire businesses that are unionized, we may be required to renegotiate union contracts in an environment of increasing wage rates. We may not be able to renegotiate union contracts on terms favorable to us or without experiencing a work stoppage.

Other Business Risks

 We depend on subcontractors to perform a majority of our janitorial services, which reduces our ability to directly control our workforce and the quality of services that we provide.

  We depend, in part, on subcontractors to provide janitorial services to our customers. This reliance reduces our ability to directly control both our workforce and the quality of services that we provide. We may not be able to control our subcontractors and the quality of services they provide.

 Many of our contracts may be terminated on short notice.

  Many of our janitorial services contracts have termination clauses permitting the customer to cancel the contract on 30 to 90 days' notice. While we maintain long-standing relationships with many of our customers, we may not be able to keep customers if they exercise their rights to terminate their contracts prior to expiration.

 We may have potential environmental liabilities.

  The nature of the facilities services industry often involves the transport, storage, use and disposal of cleaning solvents, lubricants, chemicals, gasoline, refrigerants and other hazardous materials by employees. These activities are subject to stringent and changing federal, state and local regulation and present the potential for liability for the actions of our employees in handling these materials. In addition, the exposure of any employees to these materials may give rise to claims by employees against us. Compliance with governmental regulations or liability related to hazardous materials may have a material adverse effect on our business.

 We are subject to government regulation.

  Due to the nature of the facilities services industry, our operations are subject to a variety of federal, state, county and municipal laws, regulations and licensing requirements, including labor, employment, immigration, health and safety, consumer protection and environmental regulations. If we fail to comply with applicable regulations, we may be subject to substantial fines or revocation of our licenses.

  Changes in these laws, regulations and licensing requirements may constrain our ability to provide services to customers or increase the costs of our services. In addition, competitive pricing conditions in the industry may constrain our ability to adjust our billing rates to reflect any such increased costs.

 The Year 2000 issue could disrupt our business and adversely affect our financial condition.

  The Year 2000 issue refers to a number of date-related problems that may affect information technology and non-information technology systems, including codes embedded in chips and other hardware devices. These problems include systems that identify a year by two digits and not four so that a date using "00" would be recognized as the year "1900" rather than "2000." This could result in system failures, miscalculations or errors causing disruptions of operations or other business problems, including, among others, a temporary inability to process transactions, send invoices or engage in normal business activities. The Year 2000 issue is a significant issue for most, if not all companies, with far reaching implications, some of which cannot be anticipated or predicted with any degree of certainty.

  We expect to complete our evaluation of our potential Year 2000 exposure and to complete the development of a plan to address Year 2000 issues during the second quarter of 1999. If we are unable to address these issues, our business may be negatively impacted.

 If we were to lose key members of our management, our business would suffer.

  Our success depends principally upon the efforts of our executive management team, the presidents of our operating companies and certain other members of the senior management of the businesses we have acquired or will acquire in the future. The loss of a substantial portion of this management could have a material adverse effect on the company.

                                EXCHANGE OFFER

  The summary below of certain provisions of the registration rights agreement is subject to, and is qualified in its entirety by, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the exchange offer registration statement, of which this prospectus is a part.

Purpose and Effect of the Exchange Offer

  On April 30, 1999, we sold $200,000,000 in principal amount at maturity of the original notes in a private placement through the initial purchasers, BT Alex. Brown, Incorporated, Bear, Stearns & Co., Inc., Goldman, Sachs & Co., Salomon Smith Barney Inc., Friedman, Billings, Ramsey & Co., Inc., Jefferies & Company, Inc. and Fleet Securities, Inc. The initial purchasers resold the original notes to qualified institutional buyers in reliance on, and subject to the restrictions imposed under, Rule 144A under the Securities Act.

  In connection with the private offering of the original notes, we entered into a registration rights agreement dated April 30, 1999 with the initial purchasers, in which we agreed, among other things:

  . to file a registration statement with the SEC on or before June 29, 1999 relating to an exchange offer for the original notes;

  . to use our commercially reasonable best efforts to cause the registration statement to become effective under the Securities Act on or before September 27, 1999;

  . to offer to each holder of original notes the opportunity to exchange their notes for an equal principal amount of exchange notes upon the effectiveness of the registration statement;

  . to keep the exchange offer open for not less than 30 days, or longer if required by applicable law, after the notice of the exchange offer is mailed to holders of original notes; and

  . to use our commercially reasonable best efforts to complete the exchange offer on or before November 11, 1999.

  Based on several no-action letters issued by the staff of the SEC to third parties in unrelated transactions, we believe that you may offer for resale, resell or otherwise transfer any exchange notes that we issue to you in the exchange offer without registration of your exchange notes or the delivery of a prospectus, if you can represent to us in the accompanying letter of transmittal that:

  . you will acquire the exchange notes in the ordinary course of business;

  . you have no arrangement or understanding with any person to participate in the distribution of the exchange notes in violation of the Securities Act;

  . you are not an affiliate of Building One Services Corporation as defined in Rule 405 under the Securities Act or, if you are an affiliate, you will comply with the applicable registration and prospectus delivery requirements of the Securities Act;

  . if you are not a broker-dealer, that you are not engaged, and do not intend to engage in, the distribution of the exchange notes; and

  . if you are a broker-dealer who will receive the exchange notes for you own account in exchange for original notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus in connection with any resale of the exchange notes.

  In exchange for properly tendered original notes, we will issue the exchange notes without a restrictive legend and a holder of those notes may resell the exchange notes without the restrictions and limitations that are currently imposed on the original notes by the Securities Act. If you do not tender your original notes for exchange in this exchange offer they will remain outstanding, however, you will not keep any of your rights under the registration rights agreement, including your right to receive incremental interest on the original notes in the event that we do not file a registration statement or a registration statement does not become effective within specified time periods. In addition, if you do not tender your original notes for exchange, they will remain subject to the transfer restrictions imposed by the Securities Act. For more information, see "--Consequences of a Failure to Exchange Original Notes."

  If you are an affiliate of our company, one of the initial purchasers to whom we sold the original notes, or if you cannot make the representations required by the letters of transmittal:

  . you will not be able to rely on the interpretations of the staff of the SEC in connection with any offer for resale, resale or other transfer of the exchange notes; and

  . you must comply with the registration and prospectus delivery requirements of the Securities Act, or have an exemption available to you.

We are required to keep the registration statement effective and to amend and supplement this prospectus in order to permit any required use of the registration statement and prospectus for a period of time not to exceed 150 days. See "Plan of Distribution." In addition, if our conclusion regarding the resale of the exchange notes is inaccurate and you transfer exchange notes in violation of the prospectus delivery requirements of the Securities Act and do not have an exemption from registration available to you, you may incur liability. We will not assume, or indemnify you against, this liability.

Shelf Registration Statement

  If:

  . changes in the law or the applicable interpretations of the staff of the SEC do not permit us to complete this exchange offer;

  . this exchange offer is not completed on or before November 11, 1999;

  . certain holders of exchange notes so request; or

  . you do not receive exchange notes that you can resell by delivery of this prospectus we will file a shelf registration statement covering the resale of the notes. We will use our commercially reasonable best efforts to keep the shelf registration statement continuously effective for a period of at least two years following April 30, 1999, the date on which the original notes were issued, or a shorter period that will terminate when all notes covered by the shelf registration statement have been sold under the shelf registration statement or have ceased to be outstanding or subject to registration rights.

Registration Defaults; Additional Interest

  If either the exchange offer registration statement or the shelf registration statement is not timely filed or declared effective, or if the exchange offer has not been completed on or prior to the 45th day following the effective date of the registration statement, the interest rate on the original notes will be increased by one-quarter of one percent per year for the first 90-day period immediately following the default. The interest rate will increase by an additional one-quarter of one percent per year at the beginning of each subsequent 90-day period until all the defaults have been cured. The total amount of required additional interest may not exceed 1.0% per year. Following the cure of all such defaults, the accrual of additional interest on the notes will cease. We will pay any additional interest in cash on May 1 and November 1 of each year.

Special Rules for Broker-Dealers

  Each broker-dealer that receives exchange notes for its own account in exchange for original notes that it acquired as a result of market-making activities or other trading activities must agree that it will deliver a prospectus in connection with any resale of its exchange notes. This delivery will not be an admission by the broker-dealer that it is an underwriter within the meaning of the Securities Act. To facilitate the disposition of exchange notes by broker-dealers participating in the exchange offer, we have agreed, subject to specific conditions, to make this prospectus, as it may be amended or supplemented, available for delivery by those broker-dealers to satisfy their prospectus delivery obligations under the Securities Act.

Terms of the Exchange Offer

  . If the terms and conditions described in this prospectus and in the accompanying letter of transmittal are met, we will accept any and all original notes that are validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date.

  . This prospectus, together with the letter of transmittal, is being sent to the registered holders of the original notes.

  . We are not conditioning the exchange offer upon the tender of any minimum amount of original notes.

Expiration Date; Extensions; Amendments

  The exchange offer will expire at 5:00 p.m., New York City time, on August 19, 1999, unless we, in our sole discretion, extend it. We may extend the exchange offer at any time and from time to time by giving oral or written notice to the exchange agent and by timely public announcement. We may also accept all properly tendered original notes as of the expiration date and extend the expiration date with respect to the remaining original notes.

  We may, in our sole discretion, but subject to the terms of the registration rights agreement:

  . amend the terms of the exchange offer;

  . delay acceptance of, or refuse to accept, any original notes not previously accepted;

  . extend the exchange offer; or

  . terminate the exchange offer.

  We will give prompt notice of any amendment to the terms of the exchange offer to the registered holders of the original notes. If we materially amend the exchange offer, we will promptly disclose the amendment in a manner reasonably calculated to inform you of the amendment and we will extend the exchange offer to the extent required by law.

Procedures for Tendering

  To tender original notes in this exchange offer, you must:

  . complete, sign and date the letter of transmittal or a facsimile of it;

  . have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal; and

  . mail or otherwise deliver an original or facsimile of the letter of transmittal and any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

  Prior to the expiration date, you must send to the exchange agent timely confirmation of a book-entry transfer of tendered original notes into its account at The Depository Trust Company, "DTC," as required by the procedures for book-entry transfer as provided for in this prospectus and in the related letter of transmittal or you must comply with the guaranteed delivery procedures described below under "--Guaranteed Delivery Procedures."

  Any financial institution that is a participant in DTC's system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent's account in accordance with DTC's procedures. Although book-entry transfer into the exchange agent's account at DTC will effect delivery of the original notes, you must deliver an original or a facsimile of the letter of transmittal, with any required signature guarantees and any other required documents, to the exchange agent at its address set forth under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date.

  Delivery of documents to DTC in accordance with DTC's procedures does NOT constitute delivery to the exchange agent.

  Your tender of original notes will constitute an agreement between you, our company and the exchange agent that is in accordance with the terms and subject to the conditions specified in this prospectus and in the letter of transmittal. If you tender less than all of the original notes that you hold, you should fill in the amount of original notes being tendered for exchange in the appropriate box on the letter of transmittal. The exchange agent will deem the entire amount of original notes delivered to it to have been tendered unless you have indicated otherwise.

  The method of delivery of the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to ensure delivery to the exchange agent prior to the expiration date. Do not send your letter of transmittal or other required documents to us.

 Signature Requirements and Signature Guarantee

  You must arrange for an "eligible institution" to guarantee the signatures on a letter of transmittal or a notice of withdrawal. The following are eligible institutions:

  . a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

  . a commercial bank or trust company having an office or correspondent in the United States; or

  . an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act.

A signature guarantee is not required with respect to original notes that are tendered for the account of an eligible institution.

  If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, sign or endorse any required documents, they should indicate the capacity in which they are signing, and unless waived by us, submit evidence, together with the letter of transmittal, that is satisfactory to us of their authority to act as fiduciary or representative.

Conditions to the Exchange Offer

  We will determine all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered original notes in our sole discretion. Our determination will be final and binding. We may reject any and all original notes that are not properly tendered or any original notes of which our acceptance would, in the opinion of our counsel, be unlawful. We also may waive any irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with tenders of original notes within the time we determine.

  Although we intend to notify tendering holders of defects or irregularities with respect to tenders of the original notes, neither we nor anyone else has any duty to notify these holders. Neither we nor anyone else will incur liability for failure to give this notification. Your original notes will not be deemed tendered until you have cured or we have waived any irregularities. As soon as practicable following the expiration date, the exchange agent will return any original notes that we reject due to improper tender or otherwise unless we permit you to cure and you do cure all defects or irregularities or we waive them.

  We reserve the right in our sole discretion:

  . to purchase or make offers for any original notes that remain outstanding after the expiration date of the exchange offer;

  . to terminate the exchange offer, as set forth below; and

  . to the extent permitted by applicable law, to purchase original notes in the open market, in privately negotiated transactions, or otherwise.

The terms of purchases or offers by us may differ from the terms of the exchange offer.

  We will not be required to accept for exchange, or to issue exchange notes for, any original notes and we may terminate or amend the exchange offer before the acceptance of original notes if, in our judgment, any of the following conditions has occurred or exists or has not been satisfied:

  . the exchange offer, or your exchange of your original notes, violates the applicable law or the applicable interpretations of the SEC staff;

  . a person has initiated or threatened an action or proceeding in any court or by or before any governmental agency or body that might materially impair our ability to complete the exchange offer;

  . all governmental approvals necessary for the completion of the exchange offer have been obtained;

  . there has not been a material change or development involving a prospective material change in our business or financial affairs that can reasonably be expected to materially impair our ability to complete the exchange offer; or

  . a legislative or regulatory body has adopted or enacted any law, statute, rule or regulation that can reasonably be expected to materially impair our ability to complete the exchange offer or have a material adverse effect on us when the exchange offer is completed.

  If we determine that we may terminate the exchange offer for any of these reasons, we may:

  . refuse to accept any original notes and return any original notes that have been tendered to us;

  . extend the exchange offer and retain all original notes tendered to us prior to the expiration date of the exchange offer, subject to the holders' withdrawal rights; or

  . waive the termination event with respect to the exchange offer and accept the properly tendered original notes that have not been withdrawn.

If we determine that this waiver constitutes a material change in the exchange offer, we will promptly disclose the change in a manner reasonably calculated to inform you of the change and we will extend the exchange offer to the extent required by law.

  We may assert or waive any of these conditions in our complete discretion.

Book-Entry Transfer

  The exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the original notes at DTC. Subject to the establishment of these accounts, any financial institution that is a participant in DTC's system may make book-entry delivery of original notes by causing DTC to transfer them into the exchange agent's account with respect to the original notes. The institution must do this in accordance with DTC's Automated Tender Offer Program procedures for book-entry transfer. However, the exchange agent will only exchange the tendered original notes after timely confirmation of their book-entry transfer into the exchange agent's account, and timely receipt of an Agent's Message and any other documents required by the letter of transmittal.

  The term "Agent's Message" means a message transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that:

  . DTC has received an express acknowledgment from a participant tendering original notes;

  . the participant has received the letter of transmittal and agrees to be bound by its terms; and

  . we may enforce the agreement against the participant.

  Although you may effect delivery of the original notes through DTC into the exchange agent's account at DTC, you must provide the exchange agent with a completed and executed letter of transmittal with any required signature guarantee and all other required documents prior to the expiration date. If you comply with the guaranteed delivery procedures described below, you must provide the letter of transmittal to the exchange agent within the time period provided. Delivery of documents to DTC without confirmation or compliance does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

  If you wish to tender your original notes, and cannot deliver the letter of transmittal or any other required documents to the exchange agent before the expiration date, or cannot complete the procedure for book-entry transfer on a timely basis, you may instead effect a tender if:

  . you make the tender through an eligible institution;

  . prior to the expiration date, the exchange agent receives from the eligible institution (1) an original or facsimile of the properly competed and duly executed letter of transmittal and (2) notice of guaranteed delivery by facsimile transmittal, mail or hand delivery specifying the name and address of the holder and the principal amount of the original notes tendered, stating that the tender is being made, and guaranteeing that, within three Nasdaq Stock Market trading days after the date of execution of the notice of guaranteed delivery, a confirmation of book-entry transfer into the exchange agent's account at DTC and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

  . the exchange agent receives confirmation of a book-entry transfer into its account at DTC and all other documents required by the letter of transmittal within three Nasdaq Stock Market trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal of Tenders

  Except as otherwise provided in this prospectus, you may withdraw tendered original notes at any time before 5:00 p.m., New York City time, on the expiration date.

  To do so, you must provide the exchange agent with a written or facsimile transmission notice of withdrawal prior to 5:00 p.m., New York City time, on the expiration date.

  A notice of withdrawal must:

  . identify the original notes to be withdrawn, including the principal amount of those original notes, and the name and number of the account at DTC to be credited; and

  . be signed by you in the same manner as the original signature on your letter of transmittal, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the registrar to register the transfer of the withdrawn original notes into your name.

  We will determine all questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. We will not deem any properly withdrawn original notes to be validly tendered for purposes of the exchange offer and will not issue exchange notes with respect to them unless the holder of the properly withdrawn original notes validly retenders them. You may retender withdrawn original notes by following one of the procedures described above under "--Procedures for Tendering" at any time before the expiration date.

Exchange Agent

  We have appointed IBJ Whitehall Bank & Trust Company, which also acts as trustee under the indenture, as exchange agent for the exchange offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. You should direct all communications with the exchange agent, including requests for assistance or for additional copies of this prospectus or of the letter of transmittal as follows:

 Facsimile Transmission       By Hand/Overnight              By Mail:
         Number:                  Delivery:



                                                       IBJ Whitehall Bank &
      (for eligible         IBJ Whitehall Bank &           Trust Company
   institutions only)           Trust Company               P.O. Box 84
      212/858-2611            One State Street         Bowling Green Station
  To confirm facsimile       New York, NY 10004       New York, NY 10274-0084
   transmissions call         Attn.: Securities        Attn.: Reorganization
      212/858-2103           Processing Window,             Operations
                            Subcellar One, (SC-1)

  Delivery to an address or facsimile number other than those listed above and will not constitute a valid delivery.

Fees and Expenses

  We will bear all expenses of the exchange offer. We are making the principal solicitation describing the exchange offer by mail. Our officers and regular employees and our affiliates may also make solicitations in person, by telegraph, telephone or facsimile transmission.

  We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse its reasonable out-of-pocket costs and expenses and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the original notes and in handling or forwarding tenders for exchange.

Transfer Taxes

  We will pay any transfer taxes applicable to the exchange of original notes in response to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of original notes in response to the exchange offer, then the amount of these transfer taxes, whether imposed on the registered holder of the original notes or any other person, will be payable by the tendering holder. For example, the tendering holder will pay transfer taxes, if:

  . exchange notes for principal amounts not tendered, or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the original notes tendered; or

  . tendered original notes are registered in the name of any person other than the person signing the letter of transmittal.

  If you do not submit satisfactory evidence of payment of taxes for which you are liable or exemption from them with your letter of transmittal, we will bill you for the amount of these transfer taxes directly.

Accounting Treatment

  We will record the exchange notes at the same carrying value as the original notes. Accordingly, we will not recognize any gain or loss for accounting purposes. We will capitalize the expense of the exchange offer for accounting purposes. We will classify these expenses as prepaid expenses and include them in other assets on our balance sheet. We will amortize these expenses over the period until 2009.

Consequences of a Failure to Exchange Original Notes

  Any original notes tendered in the exchange offer will reduce the total principal amount of original notes outstanding. Following the completion of the exchange offer, holders who did not tender their original notes generally will not have any further registration rights under the registration rights agreement. Additionally, original notes that are not tendered in the exchange offer will continue to be subject to restrictions on transfer under the federal securities laws. Accordingly, the liquidity of the market for the original notes could be adversely affected. The original notes are currently eligible for sale pursuant to Rule 144A through the PORTAL market. We anticipate that most holders will elect to exchange their original notes for exchange notes in the exchange offer because of the absence of restrictions on the resale of exchange notes under the federal securities laws (except for restrictions on a holder of exchange notes who is our affiliate, an initial purchaser, and persons who cannot make the representations required by the letter of transmittal). Therefore, we expect that the liquidity of the market for any original notes remaining after the completion of the exchange offer may be substantially limited.

  As a result of our making this exchange offer, we will have fulfilled most of our obligations under the registration rights agreement. If a holder of original notes does not tender those original notes in the exchange offer then, except for certain instances involving the initial purchasers and certain other holders, that holder will not have:

  . any further registration rights under the registration rights agreement;
    or

  . the right to receive any additional interest because of our failure to file the required registration statement, have such registration statement declared effective, or complete the exchange offer as required by the registration rights agreement.

  The original notes that are not exchanged for exchange notes in the exchange offer will remain restricted securities within the meaning of the federal securities laws. Accordingly, after the completion of the exchange offer, you will only be able to offer for sale, sell or otherwise transfer untendered original notes as follows:

  . to us or any of our subsidiaries;

  . in connection with a registration statement that has been declared effective under the Securities Act;

  . for so long as the original notes are eligible for resale under Rule 144A of the Securities Act to a person who you reasonably believe is a qualified institutional buyer within the meaning of Rule 144A that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A;

  . in connection with offers and sales that occur outside the United States to foreign persons in transactions complying with the provisions of Regulation S under the Securities Act; or

  . under any other available exemption from the registration requirements of the Securities Act.

                                CAPITALIZATION

  The following table sets forth:

  . our historical consolidated capitalization as of March 31, 1999; and

  . our pro forma capitalization as of March 31, 1999, after giving effect to the recently completed tender offer and the acquisition of the businesses we acquired after March 31, 1999.

For a description of the pro forma adjustments, you should refer to the unaudited pro forma financial statements and the related notes, incorporated by reference from our prospectus supplement dated May 17, 1999 to the prospectus dated March 16, 1999.

                                                         As of March 31, 1999
                                                        ------------------------
                                                          Actual     Pro Forma
                                                        ----------- ------------
                                                        (dollars in thousands)
Cash and cash equivalents.............................. $   174,273 $     9,638
                                                        =========== ===========
Total debt:
  Credit facility (1).................................. $        -- $   125,000
  Other secured debt...................................       9,851       9,851
  10 1/2% senior subordinated notes, net of discount...         --      195,492
                                                        ----------- -----------
    Subtotal...........................................       9,851     330,343
  7 1/2% convertible junior subordinated debentures....         --      100,000
                                                        ----------- -----------
    Total debt.........................................       9,851     430,343
                                                        ----------- -----------
Stockholders' equity...................................     894,338     333,692
                                                        ----------- -----------
  Total capitalization................................. $   904,189 $   764,035
                                                        =========== ===========

                                INTRODUCTION TO
                            SELECTED FINANCIAL DATA

  The statement of operations data for the years ended December 31, 1996, 1997 and 1998 and the balance sheet data at December 31, 1997 and 1998 (except pro forma combined amounts) have been derived from our audited financial statements, which are incorporated by reference into this prospectus from our annual report on Form 10-K for the fiscal year ended December 31, 1998. The statement of operations data for the years ended December 31, 1994 and 1995 and the balance sheet data at December 31, 1994, 1995 and 1996 have been derived from our unaudited financial statements, which have not been included in or incorporated by reference into this prospectus. Our consolidated financial statements give retroactive effect to the three business combinations accounted for under the pooling-of-interests method during the year ended December 31, 1998 and include the results of the businesses acquired in business combinations accounted for under the purchase method from their respective acquisition dates. The financial statements for periods prior to the fiscal year ended December 31, 1998 reflect only the operating results of the three business combinations accounted for under the pooling-of-interests method of accounting.

  The statement of operations data for the three months ended March 31, 1999 and 1998 have been derived from our unaudited interim consolidated financial statements, which are incorporated by reference into this prospectus from our quarterly report on Form 10-Q for the quarter ended March 31, 1999. The unaudited interim consolidated financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, contain all adjustments, consisting only of normal adjustments, necessary for a fair presentation of our financial position and results of operations for the periods presented.

  The unaudited pro forma combined financial data give effect to:

  . our purchase in the tender offer of 25.5 million shares of common stock, consisting of 24,618,856 shares at a price of $22.50 per share and 881,144 shares underlying stock options at a price of $22.50 per share less the exercise price for the purchase of employee stock options for a total purchase price of $560.1 million;

  . the financing of the tender offer from the proceeds of the sale of the original notes and the convertible junior subordinated debentures, borrowings under a new credit facility and our available cash; and

  . the 26 acquisitions completed during the year ended December 31, 1998 which were accounted for under the purchase method of accounting (the "1998 Acquisitions") and six acquisitions completed after December 31, 1998 (the "1999 Acquisitions"), in each case as if they had been acquired on January 1, 1998.

  The selected unaudited pro forma combined financial data are not necessarily indicative of operating results or financial position that would have been achieved had the events described above been completed and should not be construed as representative of future operating results or financial position. The selected financial data should be read in conjunction with the unaudited pro forma combined financial statements and our consolidated financial statements, which are incorporated by reference into this prospectus.

  We have incorporated by reference into this prospectus financial statements for those guarantors that have been part of our company for less than nine months and whose book value, par value or purchase price equals or exceeds 20% of the principal amount of the securities. We have not included or incorporated by reference into this prospectus separate financial statements for the other guarantors because each of the guarantors is wholly owned by our company and has fully and unconditionally guaranteed our obligations regarding the notes. Furthermore, the guarantors' total net assets, earnings and equity and those of our company on a consolidated basis are substantially equivalent.

                            SELECTED FINANCIAL DATA
            (Dollars in thousands, except share and per share data)

                                    For the Year Ended December 31,
                     -----------------------------------------------------------------
                                                                               1998
                       1994       1995       1996      1997        1998     Pro Forma
                     ---------  ---------  --------- ---------  ----------  ----------
Statement of
 Operations Data:
  Revenues.......... $  45,106  $  57,287  $  63,202 $  70,101  $  809,601  $1,467,336
  Cost of revenues..    37,634     48,783     53,664    58,857     636,225   1,174,347
                     ---------  ---------  --------- ---------  ----------  ----------
  Gross profit......     7,472      8,504      9,538    11,244     173,376     292,989
  Selling, general
   and
   administrative...     6,635      8,468      8,803    11,776     100,539     168,865
  Goodwill
   amortization.....       --         --         --        --        7,653      13,425
                     ---------  ---------  --------- ---------  ----------  ----------
  Operating income
   (loss)...........       837         36        735      (532)     65,184     110,699
  Other (income)
   expense
    Interest
     income.........       (41)       --         --     (2,056)    (19,373)        --
    Interest
     expense........       329        239        224       208       1,054      43,892
    Other income,
     net (1)........       (43)        (8)        83      (221)        (80)     (3,635)
                     ---------  ---------  --------- ---------  ----------  ----------
  Income (loss)
   before income
   taxes............       592       (195)       428     1,537      83,583      70,442
  Provision
   (benefit) for
   income taxes.....                   (5)        13        94      36,120      33,157
                     ---------  ---------  --------- ---------  ----------  ----------
  Net income
   (loss)........... $     592  $    (190) $     415 $   1,443  $   47,463  $   37,285
                     =========  =========  ========= =========  ==========  ==========
  Net income (loss)
   per share--
   Basic............ $    0.48  $   (0.15) $    0.32 $    0.25  $     1.19  $     1.73
                     =========  =========  ========= =========  ==========  ==========
  Net income (loss)
   per share--
   Diluted.......... $    0.44  $   (0.15) $    0.30 $    0.25  $     1.16  $     1.58
                     =========  =========  ========= =========  ==========  ==========
  Weighted average
   shares
   outstanding--
   Basic............ 1,238,444  1,238,444  1,290,724 5,683,464  39,908,364  21,578,216
                     =========  =========  ========= =========  ==========  ==========
  Weighted average
   shares
   Outstanding--
   Diluted.......... 1,353,560  1,238,444  1,405,840 5,865,550  40,928,452  26,604,814
                     =========  =========  ========= =========  ==========  ==========
                        For the Three Months Ended March 31,
                     -----------------------------------------------
                                             Pro Forma   Pro Forma
                        1998        1999        1998        1999
                     ----------- ----------- ----------- -----------
Statement of
 Operations Data:
  Revenues.......... $   54,610  $  350,842  $  336,111  $  373,258
  Cost of revenues..     44,233     280,692     275,515     298,940
                     ----------- ----------- ----------- -----------
  Gross profit......     10,377      70,150      60,596      74,318
  Selling, general
   and
   administrative...      7,918      42,714      39,397      45,702
  Goodwill
   amortization.....        324       3,469       3,308       3,654
                     ----------- ----------- ----------- -----------
  Operating income
   (loss)...........      2,135      23,967      17,891      24,962
  Other (income)
   expense
    Interest
     income.........     (6,656)     (2,508)        --          (17)
    Interest
     expense........         99          96      10,973      10,829
    Other income,
     net (1)........       (111)       (281)     (2,326)       (497)
                     ----------- ----------- ----------- -----------
  Income (loss)
   before income
   taxes............      8,803      26,660       9,244      14,647
  Provision
   (benefit) for
   income taxes.....      3,722      11,927       4,872       7,196
                     ----------- ----------- ----------- -----------
  Net income
   (loss)........... $    5,081  $   14,733  $    4,372  $    7,451
                     =========== =========== =========== ===========
  Net income (loss)
   per share--
   Basic............ $     0.15  $     0.32  $     0.20  $     0.34
                     =========== =========== =========== ===========
  Net income (loss)
   per share--
   Diluted.......... $     0.15  $     0.31  $     0.20  $     0.31
                     =========== =========== =========== ===========
  Weighted average
   shares
   outstanding--
   Basic............ 32,987,273  45,973,455  21,578,216  21,910,397
                     =========== =========== =========== ===========
  Weighted average
   shares
   Outstanding--
   Diluted.......... 34,075,876  47,740,958  21,578,216  27,997,422
                     =========== =========== =========== ===========

                                  As of December 31,                March 31,
                         ------------------------------------- -------------------
                                                                         1999 Pro
                         1994  1995   1996    1997     1998      1999    Forma(2)
                         ----- -----  ----- -------- --------- --------- ---------
Balance Sheet Data:
  Working capital....... $ 300 $ (30) $  67 $528,235 $ 307,390 $ 251,969 $  89,815
  Total assets.......... 8,063 8,132  9,629  539,159 1,043,922 1,162,120 1,019,485
  Long term debt, net of
  current maturities.... 1,734 1,589  1,890    1,679     3,287     4,783   425,275
  Stockholders'
  equity................ 1,496 1,299  1,578  529,480   837,537   894,338   333,692

----
(1) Other income, net consists primarily of realized gains on the sale of marketable securities, dividend income on certain investments and gains on the sale of equipment.

(2) Does not give effect to an estimated $57 million of contingent cash earn-out payments expected to be made in 1999 in connection with previously consummated acquisitions.

                       DESCRIPTION OF THE EXCHANGE NOTES

  We are offering, in exchange for the original notes, a total of $200 million total principal amount of exchange notes. The original notes were issued under a document called the "indenture." The indenture is a contract between us, the guarantors and IBJ Whitehall Bank & Trust Company, as trustee. The exchange notes will be governed by the same indenture that governs the original notes. The following is a summary of the material provisions of the indenture. The indenture and its associated documents contain the full legal text of the matters described in this section. We urge you to read the indenture because it defines your rights. The terms of the exchange notes include those stated in the indenture as well as those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. You may obtain a copy of the indenture from us. You can find definitions of certain capitalized terms used in this description under "--Certain Definitions." For purposes of this section, references to "we" and "us" include only Building One Services Corporation and not its subsidiaries.

  The indenture and the exchange notes are governed by New York law. The exchange notes will be our unsecured obligations, ranking subordinate in right of payment to all of our Senior Debt.

  We will issue the exchange notes in fully registered form in denominations of $1,000 and integral multiples thereof. The trustee will initially act as paying agent and registrar for the exchange notes. The exchange notes may be presented for registration or transfer and exchanged at the offices of the paying agent. We may replace the paying agent and registrar without notice to the holders of the exchange notes. We will pay principal and any premium on the exchange notes at the trustee's corporate office in New York, New York. At our option, interest may be paid at the trustee's corporate trust office or by check mailed to the registered address of holders. Any original notes that remain outstanding after the completion of the exchange offer, together with the exchange notes issued in connection with the exchange offer, will be treated as a single class of securities under the indenture. Unless otherwise specified, the following summary describes both the original notes issued on April 30, 1999 and the notes that will be issued in accordance with this exchange offer.

Principal, Maturity and Interest

  The notes are limited in total principal amount to $400 million, of which $200 million was issued in a private offering on April 30, 1999. The notes will mature on May 1, 2009. Additional notes may be issued from time to time, subject to the limitations set forth under "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness." Interest on the notes will accrue at the rate of 10 1/2% per year. Interest is payable semiannually in cash on each May 1 and November 1, commencing on November 1, 1999, to the registered holders of the notes at the close of business on the April 15 and October 15 immediately preceding the applicable interest payment date. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

  The notes are not entitled to the benefit of any mandatory sinking fund.

  The initial offering price of the notes was 97.746%. If a bankruptcy case is commenced by or against us under applicable bankruptcy law, the claim of a holder of the notes with respect to the principal amount thereof may be limited to an amount equal to the sum of:

  . the initial offering price; and

  . the portion of the original issue discount that had been amortized as of any such bankruptcy filing.

Redemption

  Optional Redemption. Except as described below, the notes are not redeemable before May 1, 2004. Thereafter, we may redeem the notes at our option, in whole or in part. We must give at least 30 days, but not more than 60 days, notice of redemption. We may redeem the notes at the following redemption prices

(expressed as percentages of the principal amount) if we redeem the notes during the twelve-month period commencing on May 1 of the years set forth below:

            Year                               Percentage
            ----                               ----------
            2004..............................  105.438%
            2005..............................  104.350%
            2006..............................  103.263%
            2007..............................  102.175%
            2008..............................  101.088%
            2009..............................  100.000%

  In addition, we must pay accrued and unpaid interest on the notes we redeem.

  Optional Redemption upon Equity Offerings. At any time on or prior to May 1, 2002, we may, at our option, use the net cash proceeds of one or more "equity offerings" to redeem up to 35% of the total principal amount of the notes issued under the indenture at a redemption price of 110.875% of the principal amount, plus any accrued and unpaid interest to the date of redemption.
However:

  . at least 65% of the total principal amount of notes issued under the indenture must remain outstanding immediately after the redemption; and

  . we must redeem the notes within 90 days of the completion of the equity offering.

  An "equity offering" is a public or private offering of our Qualified Capital Stock (other than public offerings with respect to our common stock on Form S-8) in which we receive total net cash proceeds of at least $20 million.

Selection and Notice of Redemption

  If we choose to redeem less than all of the notes, the trustee will select the notes for redemption either:

  . in compliance with the requirements of any principal national securities exchange on which the notes are listed; or

  . on a pro rata basis, by lot or by a method that the trustee deems fair and appropriate.

  If we partially redeem the notes, we will not redeem any notes with a principal amount of $1,000 or less. If we make a partial redemption with the net cash proceeds of an equity offering, as discussed above, the trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable. The trustee's selection is subject to the procedures of The Depository Trust Company, "DTC". We will mail any notice of redemption by first-class mail at least 30 days, but not more than 60 days, before the redemption date to each holder of notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on the notes (or portions thereof) called for redemption if we have deposited sufficient funds with the paying agent.

Subordination

  Our payment of our obligations relating to the notes, which include payment of principal, any premium, interest or any other liabilities under the indenture, is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all obligations relating to our Senior Debt, including the obligations with respect to the credit facility. However, any payments and distributions made relating to the notes under the terms of the trust described under "--Legal Defeasance and Covenant Defeasance" will not be subordinated in right of payment.

  The holders of Senior Debt are entitled to receive payment in full in cash or Cash Equivalents of all obligations relating to our Senior Debt, including specified post-bankruptcy interest whether or not an allowed claim, before the holders of notes receive any payment or distribution for any obligations relating to the notes if we make a distribution to our creditors:

  . in a liquidation or dissolution of our company;

  . in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property;

  . in an assignment for the benefit of creditors; or

  . in any marshalling of our assets and liabilities.

  We may not make any payment or distribution to satisfy any obligations relating to the notes or acquire any notes for cash or property or otherwise if:

  . a payment default on any Senior Debt occurs and is continuing; or

  . any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default, a "payment blockage notice," from the Representative of any Designated Senior Debt.

  Payments on and distributions with respect to any obligations relating to the notes will be resumed:

  . in the case of a payment default, upon the date on which the default is cured or waived; and

  . in case of a nonpayment default, upon the earliest of (1) the date on which all nonpayment defaults are cured or waived if no other event of default exists; (2) 180 days after the date on which the applicable payment blockage notice is received; or (3) the date on which the trustee receives notice from the Representative for the Designated Senior Debt rescinding the payment blockage notice, unless the maturity of any Designated Senior Debt has been accelerated.

  No new payment blockage notice may be delivered within 360 days of the effectiveness of the immediately prior payment blockage notice.

  A nonpayment default that existed or was continuing on the date of delivery of a payment blockage notice to the trustee may not be the basis for a subsequent payment blockage notice unless that default has been cured or waived for a period of at least 90 consecutive days. Any subsequent action, or any breach of any financial covenants for a period commencing after the date of delivery of the initial payment blockage notice that would give rise to a default under any provisions under which a default previously existed or was continuing will constitute a new default for this purpose.

  We must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default. Refer to the section below entitled "--Events of Default."

  As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of our company, holders of the notes may recover less ratably than our creditors who are holders of Senior Debt.

Guarantees

  The guarantors, which include all of our current subsidiaries and will include all future Restricted Subsidiaries, jointly and severally guarantee our obligations under the indenture and the notes on a senior subordinated basis. Each guarantee is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of Guarantor Senior Debt on the same basis as the notes are subordinated to Senior Debt. The obligations of each guarantor under its guarantee is limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

  Each guarantor may consolidate with, merge into, or sell its assets to us, another guarantor that is our Wholly Owned Restricted Subsidiary, or other Persons as set forth in the indenture. See "--Certain Covenants--

Merger, Consolidation and Sale of Assets." If we sell all of the Capital Stock of a guarantor and the sale complies with the provisions set forth in "-- Certain Covenants--Limitation on Asset Sales," the guarantor's guarantee will be released.

Change of Control

  If a Change of Control occurs, each holder of the notes has the right to require that we purchase all or a portion of their notes in a "change of control offer," at a purchase price equal to 101% of the principal amount of the notes plus accrued interest to the date of purchase.

  Within 30 days following the date upon which the Change of Control occurred, we must send, by first-class mail, notice to each holder, with a copy to the trustee. The notice will govern the terms of the change of control offer and must state, among other things, the purchase date, or "change of control payment date." The change of control payment date must be at least 30 days, but no more than 60 days, from the date the notice is mailed, unless otherwise required by law. If you are a holder who elects to have your note purchased in a change of control offer, you will be required to surrender the note to the paying agent at the address specified in the notice before the close of business on the third business day prior to the change of control payment date. You must remember to complete the form entitled "Option of Holder to Elect Purchase" on the reverse of the note.

  Before we mail the notice of change of control, and in any event within 30 days following any Change of Control, we have agreed to:

  . repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt, the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer; or

  . obtain the required consents under the Credit Agreement and all other
    Senior Debt to permit the repurchase of the notes as provided below.

  We must first comply with the covenant in the immediately preceding sentence before we would be required to repurchase notes. Otherwise, with notice and lapse of time, our failure to do so constitutes an Event of Default described in clause (3) of the section below entitled "--Events of Default." However, that failure would not be an Event of Default as described in clause (2) of that section.

  If we make a change of control offer, we cannot assure you that we will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by holders seeking to accept that offer. If we are required to purchase outstanding notes in a change of control offer, we expect that we would seek third-party financing to the extent we do not have available funds to meet our purchase obligations. However, we cannot assure you that we would be able to obtain that financing.

  Neither the board of directors nor the trustee may waive the covenant relating to a holder's right to redemption upon a Change of Control. Restrictions in the indenture on our ability and the ability of our Restricted Subsidiaries to incur additional Indebtedness, to grant liens on property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of our company, whether favored or opposed by our management. In certain circumstances, the completion of a transaction may require our redemption or repurchase of the notes. We cannot assure you that we or the acquiring party will have sufficient financial resources to complete that redemption or repurchase. These restrictions, together with the restrictions on transactions with Affiliates, may make more difficult or discourage any leveraged buyout of our company or any of our Subsidiaries by our management. While these restrictions cover a wide variety of arrangements that have traditionally been used in highly leveraged transactions, the indenture may not, in every circumstance, provide protection to the holders from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

  We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations that apply in connection with the repurchase of notes in a change of control offer. If the provisions of any securities laws or regulations conflict with the Change of Control provisions in the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the "Change of Control" provisions of the indenture.

Certain Covenants

  The indenture contains, among others, the following covenants:

  Limitation on Additional Indebtedness. Generally, we will not, and will not permit any of our Restricted Subsidiaries to incur any Indebtedness other than Permitted Indebtedness. However, in certain circumstances, we may acquire Indebtedness. If no Event of Default has occurred and is continuing at the time of or as a consequence of the incurrence of the Indebtedness:

  . we or any of our Restricted Subsidiaries that are or, upon such incurrence, become guarantors may incur Indebtedness, including Acquired Indebtedness; and

  . our Restricted Subsidiaries that are not and will not become guarantors as a result of the incurrence, may incur Acquired Indebtedness.

In each case, however, as of the date on which we incurred the Indebtedness and after giving effect to that incurrence, our Consolidated Fixed Charge Coverage Ratio must be greater than 2.25 to 1.0 if the Indebtedness was acquired on or prior to November 1, 2000 and 2.5 to 1.0 if acquired thereafter.

  Limitation on Restricted Payments. We will not, and will not permit our Restricted Subsidiaries to make a restricted payment that is:

  . the declaration or payment of any dividend or any distribution, other than dividends or distributions payable in our Qualified Capital Stock, relating to shares of our Capital Stock to holders of that Capital Stock;

  . the purchase, redemption or other acquisition or retirement for value any of our Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of our Capital Stock;

  . a principal payment on, or the purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of any of our Indebtedness that is subordinate or junior in right of payment to the notes, including our convertible junior subordinated debentures (except a conversion of the debentures into Qualified Capital Stock);

  . a cash interest payment on the convertible junior subordinated debentures; or

  . an Investment, other than Permitted Investments;

if, immediately after giving effect to that restricted payment:

  . a default or an Event of Default occurs and is continuing;

  . we are not able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or

  . the total amount of restricted payments, including any proposed restricted payments, made after the Issue Date exceeds the sum of:

    . 50% of our cumulative Consolidated Net Income, or if cumulative
      Consolidated Net Income is a loss, less 100% of that loss, that is earned after the Issue Date but before the date on which the restricted payment is made, the "reference date" (treating such period as a single accounting period); plus

    . 100% of (1) the total net cash proceeds we received from any Person
      (other than one of our Subsidiaries) from the issuance and sale of our Qualified Capital Stock after the Issue Date but on or prior to the reference date and (2) the fair market value (as determined in good faith by senior management or, in the case of a fair market value in excess of $5 million, by the board of directors) of shares of our Qualified Capital Stock issued after the Issue Date but on or prior to the reference date in connection with Asset Acquisitions and other acquisitions of property after the Issue Date; plus

    . without duplication of any amounts included in the immediately preceding clause, 100% of the total net cash proceeds and the fair market value of property other than cash (as determined in good faith by senior management or, in the case of a fair market value in excess of $5 million, by the board of directors) of any equity contribution we receive from a holder of our Capital Stock after the Issue Date but on or prior to the reference date; plus

    . without duplication of any of the above three clauses, the sum of:

        (1) the total amount returned in cash on or with respect to Investments, other than Permitted Investments, made after the Issue Date, whether through interest payments, principal payments, dividends or other distributions or payments;

        (2) the net cash proceeds we or any of our Restricted Subsidiaries receive from the disposition of all or any portion of such Investments, other than to one of our Subsidiaries; and

        (3) upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of that Subsidiary.

      However, the sum of clauses (1), (2) and (3) above must not exceed the total amount of all the Investments made after the Issue Date.

  To calculate the total amount of restricted payments made after the Issue Date, the amounts expended under clauses (1), (2)(ii), (4) and (5) of the paragraph below should be included. Any payment made, if other than in cash, would be valued at the fair market value of the property as determined reasonably and in good faith by senior management or, in the case of any property in excess of $5 million, by the board of directors.

  The provisions set forth above do not prohibit:

    (1) our payment of any dividend within 60 days after the date of declaration of that dividend if the dividend would have been permitted on the date of declaration;

    (2) if no Event of Default has occurred and is continuing, our acquisition of any shares of our Capital Stock, either (i) solely in exchange for shares of our Qualified Capital Stock or (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to one of our Subsidiaries) of shares of our Qualified Capital Stock;

    (3) if no Event of Default has occurred and is continuing, our acquisition of any Indebtedness that is subordinate or junior in right of payment to the notes either solely in exchange for shares of our Qualified Capital Stock, or through the application of the net proceeds of a substantially concurrent sale for cash (other than one of our Subsidiaries) of (i) shares of our Qualified Capital Stock or (ii) Refinancing Indebtedness;

    (4) so long as no Event of Default has occurred and is continuing, our repurchase of our common stock from our employees or any of our Subsidiaries or their authorized representatives upon the death, disability or termination of employment of those employees, in a total amount that does not exceed $5 million in any calendar year;

    (5) so long as no Event of Default has occurred or is continuing, our declaration and payment of dividends to holders of any class or series of our preferred stock, other than Disqualified Capital Stock, issued after the Issue Date, provided that after giving effect to that issuance on a pro forma basis, we would be permitted to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, according to the "Limitation on Incurrence of Additional Indebtedness" covenant;

    (6) cash payments in lieu of our payment of fractional convertible junior subordinated debentures made in lieu of cash interest on those debentures or fractional shares of our common stock upon conversion of the convertible junior subordinated notes; and

    (7) other restricted payments that do not exceed a total of $2 million.

  Before we make any restricted payment we will deliver an officers' certificate to the trustee stating that the restricted payment complies with the indenture and setting forth, in reasonable detail, the basis upon which the required calculations were computed. Those calculations may be based upon our latest available internal quarterly financial statements.

  Limitation on Asset Sales. We will not, and will not permit any of our Restricted Subsidiaries to, complete an Asset Sale unless:

    (1) we or the applicable Restricted Subsidiary receive consideration at the time of that Asset Sale that is at least equal to the fair market value of the assets disposed of (as determined in good faith by senior management or, in the case of an Asset Sale in excess of $5 million, by the board of directors);

    (2) at least 75% of the consideration from that Asset Sale is in the form of cash or Cash Equivalents and is received at the time of disposition. The following amounts will be deemed to be cash for purposes of this provision:

    . liabilities as shown on our balance sheet and the balance sheets of our Restricted Subsidiaries that are assumed by the transferee of any such assets, other than liabilities that are subordinated to the notes; and

    . the amount of any notes or other obligations we or the Restricted
      Subsidiary receive from the transferee that is converted into cash within 180 days after the Asset Sale; and

    (3) after the completion of an Asset Sale, we apply (or cause our Restricted Subsidiary to apply), within 360 days of receipt, the Net Cash Proceeds relating to that Asset Sale either:

    . to prepay any Senior Debt or Guarantor Senior Debt and, in the case of any Senior Debt or Guarantor Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

    . to make an Investment in "replacement assets," which are properties and assets that replace the subject of the Asset Sale or properties and assets that will be used in our business and the business of our Restricted Subsidiaries or in businesses reasonably related thereto; and/or

    . a combination of prepayment and investment permitted by the above two clauses.

  We (or our Restricted Subsidiary) must offer to purchase from all of the holders of notes, on a pro rata basis, a specified amount of the notes if we have not applied the Net Cash Proceeds as required by clause (3) above by the "net proceeds offer trigger date," which is the earlier of:

  . the 361st day after an Asset Sale; or

  . the date, if any, on which our senior management or our board of directors (or the board of the Restricted Subsidiary) determines not to apply the Net Cash Proceeds relating to the Asset Sale as set forth in clause (3) of the preceding paragraph.

We (or our Restricted Subsidiary) must offer to purchase an amount of notes that is equal to the total Net Cash Proceeds that have not been applied as required by clause (3) on or before the net proceeds offer trigger date, the "net proceeds offer amount." We must make the net proceeds offer at least 30 but not more than 60 days after the net proceeds offer trigger date. We will purchase those notes at a price equal to 100% of their principal amount, plus any accrued and unpaid interest to the date of purchase. If at any time we (or any Restricted Subsidiary) convert, sell or otherwise dispose of for cash, any non-cash consideration that we or any Restricted Subsidiary receive in connection with any Asset Sale (other than interest received with respect to that non-cash consideration), then the conversion or disposition will constitute an Asset Sale and the Net Cash Proceeds will be applied in accordance with this covenant.

  We may defer the net proceeds offer until there is a total unutilized net proceeds offer amount equal to or in excess of $10 million resulting from one or more Asset Sales. In that case, the entire unutilized net proceeds offer amount, and not just the amount in excess of $10 million, must be applied as required pursuant to this covenant.

  If we transfer substantially all of our property and assets and those of our Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets," and the transfer is not a Change of Control, the successor corporation will be deemed to have sold our properties and assets and those of our Restricted Subsidiaries that were not so transferred for purposes of this covenant. The successor corporation must comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of the properties and assets deemed to be sold will be deemed to be Net Cash Proceeds for purposes of this covenant.

  Notwithstanding clauses (1) and (2) above, we and our Restricted Subsidiaries will be permitted to complete an Asset Sale without complying with those clauses to the extent that:

  . at least 75% of the consideration for the Asset Sale constitutes
    Replacement Assets; and

  . the Asset Sale is for fair market value. However, any consideration that does not constitute Replacement Assets that we or any of our Restricted Subsidiaries receive in connection with any Asset Sale that is permitted to be completed under this paragraph will be Net Cash Proceeds and will be subject to the provisions of clauses (1) and (2).

  We will mail each net proceeds offer to record holders within 30 days following the net proceeds offer trigger date, with a copy to the trustee. Each net proceeds offer must comply with the procedures set forth in the indenture. Upon receiving notice of the net proceeds offer, you, as a holder of a note, may elect to tender your notes in whole or in part in integral multiples of $1,000 in exchange for cash. If you properly tender your notes in an amount that exceeds the net proceeds offer amount, your notes will be purchased on a pro rata basis (based on the total amount tendered). A net proceeds offer will remain open for a period of 20 business days or a longer period if required by law.

  We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder if those laws and regulations apply in connection with the repurchase of notes in a net proceeds offer. If the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the "Asset Sale" provisions of the indenture.

  Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. We will not, and will not cause or permit any of our Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any of our Restricted Subsidiaries to:

  . pay dividends or make any other distributions regarding its Capital
    Stock;

  . make loans or advances or pay any Indebtedness or other obligation it owes us or any other of our Restricted Subsidiaries; or

  . transfer any of its property or assets to us or any other of our Restricted Subsidiaries.

  However, we will permit an encumbrance or restriction on the ability of any of our Restricted Subsidiaries that exists under or by reason of:

    (a) applicable law;

    (b) the indenture;

    (c) customary non-assignment provisions of any contract of, any lease governing a leasehold interest of, or any license held by, any of our Restricted Subsidiaries;

    (d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

    (e) the Credit Agreement;

    (f) agreements existing on the Issue Date to the extent and in the manner those agreements are in effect on that date;

    (g) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred under an agreement referred to in clauses (b), (d), (e) and (f) above and (h) and (j) below. However, the provisions relating to the encumbrance or restriction contained in any such Indebtedness must be no less favorable to us in any material respect (as determined by the board of directors or senior management in its reasonable and good faith judgment) than the provisions relating to the encumbrance or restriction contained in agreements referred to in clauses (b), (d), (e),
  (f), (h) and (j);

    (h) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on transfer of the property acquired;

    (i) contracts for the sale of assets, including customary restrictions with respect to a Restricted Subsidiary under an agreement that has been entered into for the sale or disposition of the Capital Stock or assets of that Restricted Subsidiary;

    (j) secured Indebtedness that we may incur in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and the "Limitation on Liens" covenant and that limits the right of the debtor to dispose of the assets securing such Indebtedness;

    (k) customary provisions in joint venture agreements, licenses and leases and other similar agreements entered into in the ordinary course of business;

    (l) net worth provisions in leases and other agreements; and

    (m) an agreement governing Indebtedness (including any Credit Facilities) that we may incur in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant. However, the provisions relating to the encumbrance or restriction contained in that Indebtedness must be no less favorable to us in any material respect (as determined by our senior management in its reasonable and good faith judgment) than the provisions contained in the Credit Agreement as in effect on the Issue Date.

  Limitation on Liens. We will not, and will not cause or allow any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Liens of any kind on any of our property or assets or those of our Restricted Subsidiaries, whether owned on the Issue Date or thereafter acquired, or on any proceeds from those properties or assets, or assign or otherwise convey any right to receive income or profits from those properties or assets unless:

  . in the case where Liens secure Indebtedness that is expressly subordinate or junior in right of payment to the notes, the notes are secured by a Lien on the property, assets or proceeds that are senior in priority to the Liens; and

  . in all other cases, the notes are equally and ratably secured, except for:

    . Liens existing on the Issue Date, to the extent and in the manner those Liens are in effect on that date;

    . Liens securing Senior Debt and Liens securing Guarantor Senior Debt;

    . Liens securing the notes and the Guarantees;

    . our Liens or the Liens of one of our Wholly Owned Restricted
      Subsidiaries on assets of any of our Restricted Subsidiaries;

    . Liens securing Refinancing Indebtedness that is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the indenture and which has been incurred in accordance with the provisions of the indenture. These Liens must:

        (i) be no less favorable to the holders and no more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and

        (ii) not extend to or cover any of our property or assets or those of our Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

    . Permitted Liens.

  Prohibition on Incurrence of Senior Subordinated Debt. We will not, and will not permit any Restricted Subsidiary that is a Guarantor to, incur Indebtedness that is:

  . senior in right of payment to the notes or that Guarantor's guarantee;
    and

  . subordinate in right of payment to any other of our Indebtedness or the Indebtedness of that Guarantor.

  Merger, Consolidation and Sale of Assets. We will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any of our Restricted Subsidiaries to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of our assets (determined on a consolidated basis for us and our Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

    (1) either:

      (a) we will be the surviving or continuing corporation; or

      (b) the Person (if other than our company) formed by the consolidation or into which we are merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition our properties and assets and those of our Restricted Subsidiaries substantially as an entirety, the "surviving entity:"

        (x) will be a corporation, partnership, trust or a limited liability company that is organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

        (y) will expressly assume, by supplemental indenture (in form and substance satisfactory to the trustee), executed and delivered to the trustee, the due and punctual payment of the principal of, any premium, and interest on all of the notes and the performance of every covenant of the notes, the indenture and the registration rights agreement on the part of the company to be performed or observed. If, at any time, we or the surviving entity is a limited liability company, partnership or trust, there must be a co-issuer of the notes that is our Restricted Subsidiary and that is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

    (2) immediately after giving effect to the transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with that transaction), we or the surviving entity will be able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, under the "Limitation on Incurrence of Additional Indebtedness" covenant;

    (3) immediately before and immediately after giving effect to the transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with the transaction), no Event of Default has occurred or is continuing; and

    (4) we or the surviving entity have delivered to the trustee an officers' certificate and an opinion of counsel. These documents must state that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required, supplemental indenture comply with the provisions of the indenture and that all of the conditions precedent in the indenture relating to the transaction have been satisfied.

  Notwithstanding the foregoing, we may merge with an Affiliate that is incorporated solely for the purpose of our reincorporation in another jurisdiction.

  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more of our Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of our properties and assets, will be a transfer of all or substantially all of our properties and assets.

  The indenture provides that any consolidation, combination or merger or any transfer of all or substantially all of our assets in accordance with the foregoing in which we are not the continuing corporation, the successor Person formed by that consolidation or into which we are merged or to which the conveyance, lease or transfer is made may exercise every right and power of our company under the indenture and the notes.

  Each Guarantor, other than any Guarantor whose guarantee is to be released in accordance with the terms of the guarantee and the indenture in connection with any transaction complying with the provisions of "--Limitation on Asset Sales," will not, and we will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than our company or any other Guarantor unless:

  . the entity formed by or surviving the consolidation or merger, if other than the Guarantor, is a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia;

  . that entity assumes all of the obligations of the Guarantor on the guarantee by supplemental indenture;

  . immediately after giving effect to the transaction, no Event of Default would occur and be continuing; and

  . immediately after giving effect to the transaction and the use of any net proceeds from the transaction on a pro forma basis, we could satisfy the provisions of clause (2) above.

  If a Guarantor merges or consolidates with or into us, where we are the surviving entity, or another Guarantor that is our Wholly Owned Restricted Subsidiary, that Guarantor need only comply with clause (4) above.

  Limitations on Transactions with Affiliates. We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of our Affiliates, each an "affiliate transaction," other than:

  . certain permitted affiliate transactions described below; and

  . affiliate transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at that time on an arm's-length basis from a Person that is not our Affiliate or such Restricted Subsidiary.

  All affiliate transactions, including each series of related affiliate transactions which are similar or part of a common plan, that involve total payments or other property with a fair market value in excess of $3.0 million must be approved by our board of directors or the board of the Restricted Subsidiary. This approval must be evidenced by a Board Resolution stating that the relevant board of directors has determined that the transaction complies with the foregoing provisions. If we or any of our Restricted Subsidiaries enter into an affiliate transaction, or a series of related affiliate transactions related to a common plan, that involves a total fair market value of more than $10.0 million, we or the Restricted Subsidiary will, prior to the completion of the transaction, obtain a favorable opinion as to the fairness of the transaction or series of related transactions to us or the relevant Restricted Subsidiary from a financial point of view, from an Independent Financial Advisor and file that opinion with the trustee.

  The following affiliate transactions are permitted without regard to the approval procedures described above:

  . reasonable fees and compensation paid to and indemnity provided on behalf of our officers, directors, employees, consultants or investment bankers or those of our Restricted Subsidiaries as determined in good faith by our board of directors or senior management;

  . transactions exclusively between or among us and any of our Wholly Owned
    Restricted Subsidiaries or exclusively between or among our Wholly Owned Restricted Subsidiaries, if those transactions are not otherwise prohibited by the indenture;

  . any agreement as in effect as of the Issue Date, any amendment to that agreement, any transaction contemplated by that agreement (including under any amendment to the agreement) or any replacement agreement, if that amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the date of issuance;

  . Restricted Payments permitted by the indenture;

  . transactions in which we or any of our Restricted Subsidiaries deliver a fairness opinion to the trustee from an Independent Financial Advisor that states that the transaction is fair to us or the Restricted Subsidiary from a financial point of view or meets the requirements of the first sentence in this section;

  . the existence of, or our performance or that of our Restricted
    Subsidiaries of the obligations under the terms of, the Investors' Rights Agreement, the Securities Purchase Agreement, any stockholders' agreement to which it is a party as of the Issue Date, including any related registration rights agreement or purchase agreement, and any similar agreements which it may enter into thereafter. The existence of, or the performance by us or any of our Restricted Subsidiaries of obligations under, any future amendment to any of these existing agreement or under any similar agreement entered into after the Issue Date will only be permitted by this clause to the extent that the terms of the amendment or new agreement are not otherwise disadvantageous to the holders of the notes in any material respect;

  . the issuance of securities or other payments, awards or grants, in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors in good faith and loans to our employees and those of our Subsidiaries which are approved by our senior management in good faith;

  . transactions with customers, clients, suppliers, purchasers or sellers of goods or services in the ordinary course of business and otherwise in compliance with the terms of the indenture, which are fair to us or our Restricted Subsidiaries, in the reasonable determination of our senior management, or are on terms at least as favorable as might reasonably have been obtained at the time of the transaction from an unaffiliated party; and

  . transactions reasonably related to the exercise of rights and remedies with respect to the convertible junior subordinated notes or the conversion or exchange of the convertible junior subordinated notes, each to the extent not otherwise prohibited by the indenture.

  Additional Subsidiary Guarantees. If we or any of our Restricted Subsidiaries transfer, in one transaction or a series of related transactions, any property to any Domestic Restricted Subsidiary that is not a Guarantor, or if we or any of our Restricted Subsidiaries organize, acquire or otherwise invest in another Domestic Restricted Subsidiary that has total assets with a book value in excess of $1 million, then the transferee or acquired or other Restricted Subsidiary must:

  . execute and deliver to the trustee a supplemental indenture in a form that is reasonably satisfactory to the trustee under which the Restricted Subsidiary unconditionally guarantees all of our obligations under the notes and the indenture on the terms set forth in the indenture; and

  . deliver to the trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by the Restricted Subsidiary and constitutes its legal, valid, binding and enforceable obligation. Thereafter, the Restricted Subsidiary will be a Guarantor for all purposes of the indenture.

  Conduct of Business. Neither we nor our Restricted Subsidiaries will engage in any businesses which are not substantially related, ancillary or complementary to the businesses in which we and our Restricted Subsidiaries were engaged in on the Issue Date.

  Reports to Holders. The indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, we will furnish to the holders of notes:

  . all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes our financial condition and results of operations and those of our consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto, our financial condition and results of operations and those of our Restricted Subsidiaries separately from any of our Unrestricted Subsidiaries' financial condition and results of operations) and, with respect to the annual information only, a report thereon by our certified independent accountants; and

  . all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports, in each case within two days after the time periods specified in the SEC's rules and regulations.

  In addition, after we complete this exchange offer, we will file a copy of all of such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make that information available to securities analysts and prospective investors upon request. In addition, we have agreed that, for so long as any notes remain outstanding and are "restricted securities" within the meaning of Rule 144, we will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

  The following events are defined in the indenture as "Events of Default:"

    (1) the failure to pay interest on any notes when it becomes due and payable, whether or not that payment is prohibited by the subordination provisions of the indenture, and the continuation of that failure for a period of 30 days;

    (2) the failure to pay the principal on any notes when it becomes due and payable, at maturity, upon redemption or otherwise, including the failure to make a payment to purchase notes tendered pursuant to a change of control offer or a net proceeds offer on the date specified for such payment in the applicable offer to purchase, whether or not that payment is prohibited by the subordination provisions of the indenture;

    (3) a default in the observance or performance of any other covenant or agreement contained in the indenture that continues for a period of 30 days after we receive written notice specifying the default and demanding that we remedy the default from the trustee or the holders of at least 25% of the outstanding principal amount of the notes;

    (4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions of those grace periods) the principal amount of any of our Indebtedness or the Indebtedness of any of our Significant Subsidiaries that continues for at least 20 days, or the acceleration of the final stated maturity of any of our Indebtedness or the Indebtedness of any of our Significant Subsidiaries that is not rescinded, annulled or otherwise cured within 20 days of receipt of notice if the total principal amount of that Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has passed), totals $10 million or more at any time;

    (5) the rendering of one or more judgments against us or one of our Significant Subsidiaries that total more than $10 million (exclusive of amounts covered by insurance) and remain undischarged, unpaid or unstayed for a period of 60 days after becoming final and non-appealable;

    (6) certain events of bankruptcy that affect us or any of our Significant Subsidiaries; or

    (7) any of the following events:

      . the guarantee of a Significant Subsidiary ceases to be in full force and effect, is declared null and void and unenforceable or is found to be invalid; or

      . any Guarantor of a Significant Subsidiary denies its liability under its guarantee other than by reason of a release in accordance with the terms of the indenture.

  If an Event of Default, other than as specified in clause (6) above, occurs and is continuing, the trustee or the holders of at least 25% in principal amount of outstanding notes may declare the principal of and accrued interest on all the notes to be due and payable by notice in writing to us and the trustee specifying the Event of Default and stating that it is an "acceleration notice." In that case, the principal and the accrued interest:

  . will become immediately due and payable; or

  . if there are any amounts outstanding under the Credit Agreement, will become immediately due and payable upon the earlier of an acceleration under the Credit Agreement or 5 business days after we and the Representative under the Credit Agreement receive the acceleration notice but only if the Event of Default is then continuing.

  If an Event of Default specified in clause (6) above occurs and is continuing, then all of the unpaid principal of, and any premium and accrued and unpaid interest on, all of the outstanding notes will be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

  The indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding two paragraphs, the holders of a majority in principal amount of the notes may rescind and cancel that declaration and its consequences:

  . if the rescission would not conflict with any judgment or decree;

  . if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

  . if interest on overdue installments of interest and overdue principal, which has become due otherwise than by the declaration of acceleration, has been paid to the extent that the payment of that interest is lawful;

  . if we have paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

  . in the event of the cure or waiver of an Event of Default of the type described in clause (6) above, if the trustee has received an officers' certificate and an opinion of counsel that the Event of Default has been cured or waived. Rescission will not affect any subsequent default or impair any right consequent thereto.

  The holders of a majority in principal amount of the outstanding notes may waive any existing Event of Default under the indenture and its consequences. However, they may not waive a default in the payment of the principal of or interest on any notes.

  Holders of the notes may not enforce the indenture or the notes except as provided in the indenture and under the Trust Indenture Act. Subject to all of the provisions of the indenture that relate to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless those holders have offered reasonable indemnity to the trustee. Subject to all provisions of the indenture and applicable law, the holders of a majority in total principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

  We are required to provide an officers' certificate to the trustee promptly when an officer obtains knowledge of any Event of Default that has occurred and, if applicable, describe that Event of Default and its status.

No Personal Liability of Directors, Officers, Employees and Stockholders

  Our directors, officers, employees and stockholders and those of our Subsidiaries will not have any liability for any of our obligations under the notes, the indenture or the guarantees or for any claim based on those obligations or their creation. Each holder, by accepting a note, waives and releases all of such liability. The waiver and release are part of the consideration for issuance of the notes.

Legal Defeasance and Covenant Defeasance

  We may, at our option and at any time, elect to have our obligations and the obligations of the Guarantors discharged with respect to the outstanding notes ("legal defeasance"). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

  . the rights of holders of outstanding notes to receive payments in respect of the principal of, any premium, and interest on the notes when payment is due;

  . our obligations with respect to the notes that concern the issuance of temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

  . the rights, powers, trusts, duties and immunities of the trustee and our obligations in connection therewith; and

  . the legal defeasance provisions of the indenture.

  In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the indenture ("covenant defeasance"). Thereafter, any omission to comply with those obligations will not be an Event of Default with respect to the notes. If covenant defeasance occurs, certain events, other than nonpayment, bankruptcy, receivership, reorganization and insolvency events, described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

  To exercise either legal defeasance or covenant defeasance:

    (1) we must irrevocably deposit with the trustee, in a trust for the benefit of the holders, cash in U.S. dollars and/or non-callable U.S. government obligations in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, any premium, and interest on the notes on the stated dates for payment or on the applicable redemption date;

    (2) in the case of legal defeasance, we must deliver an opinion of counsel in the U.S. to the trustee that is reasonably acceptable to the trustee and confirms that:

    . we have received from, or there has been published by, the Internal
      Revenue Service a ruling; or

    . since the date of the indenture, there has been a change in the applicable federal income tax law.

  In either case, the opinion of counsel must confirm that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

    (3) in the case of covenant defeasance, we must deliver an opinion of counsel in the U.S. to the trustee that is reasonably acceptable to the trustee and confirms that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

    (4) no Event of Default has occurred and is continuing on the date of such deposit or, in the case of an Event of Default from bankruptcy or insolvency, at any time in the period ending on the 91st day after the date of deposit;

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

    (5) the legal defeasance or covenant defeasance must not result in a breach under the indenture, the Credit Agreement or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

    (6) we must deliver to the trustee an officers' certificate stating that we did not make the deposit with the intent of preferring the holders over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others;

    (7) we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all of the conditions precedent provided for or relating to the legal defeasance or the covenant defeasance have been complied with;

    (8) we must deliver to the trustee an opinion of counsel to the effect that:

    . the trust funds will not be subject to any rights of holders of Senior Debt, including those arising under the indenture; and

    . assuming we do not file for bankruptcy between the date of deposit and the 91st day following the date of deposit and that no holder is an insider of our company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

    (9) certain other customary conditions precedent are satisfied.

  The opinion of counsel required by clause (2) above with respect to a legal defeasance need not be delivered if all of the notes not theretofore delivered to the trustee for cancellation:

  . have become due and payable; or

  . will become due and payable on the maturity date within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense.

Satisfaction and Discharge

  The indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all of the outstanding notes when:

  . either:

    . all of the notes that have been authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

    . all of the notes that have not been delivered to the trustee for cancellation have become due and payable and we have irrevocably deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the trustee for cancellation for principal of, any premium, and interest on the notes to the date of deposit together with irrevocable instructions from us directing the trustee to apply those funds to the payment of the notes at maturity or redemption;

  . we have paid all of the other sums payable by us under the indenture; and

  . we have delivered to the trustee an officers' certificate and an opinion of counsel stating that all of the conditions precedent under the indenture that relate to the satisfaction and discharge of the indenture have been complied with.

Modification of the Indenture

  From time to time, we, the Guarantors and the trustee may amend the indenture for certain specified purposes without consent from the holders, including to cure ambiguities, defects or inconsistencies. However, such change must not, in the opinion of the trustee, adversely affect the rights of any of the holders in any material respect. In formulating its opinion, the trustee will be entitled to rely on evidence it deems appropriate, including, solely on an opinion of counsel. Other modifications and amendments of the indenture may be made with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the indenture. However, we may not make any of the following changes unless each holder of notes who is affected by such change gives its specific consent:

  . changes that reduce the percentage of principal amount held by holders required to amend the indenture;

  . changes that reduce the rate of interest or change the time for payment of interest, including defaulted interest, on any notes;

  . changes that reduce the principal of or change the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or reduce the redemption price of the notes;

  . changes in the currency in which the notes are payable;

  . changes in the provisions of the indenture that protect the right of each holder to receive payment of principal of and interest on or after its due date or to bring suit to enforce that payment or that permit holders of a majority in principal amount of notes to waive defaults or Events of Default;

  . after our obligation to purchase notes arises thereunder, material changes relating to our obligation to make and complete a change of control offer in the event of a Change of Control or make and complete a net proceeds offer with respect to any Asset Sale that has been completed or, after such Change of Control has occurred or such Asset Sale has been completed, modify any of the provisions or definitions with respect thereto;

  . changes in any of the provisions of the indenture, including the definitions, that affect the subordination or ranking of the notes or any guarantee in a manner which adversely affects the holders; or

  . changes that release any Guarantor that is a Significant Subsidiary from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture.

The Trustee

  The trustee has two main roles. First, the trustee can enforce your rights as a holder of notes against us if we default. Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your notes to a new buyer if you sell and sending you notices.

  The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only the duties that are specifically set forth in the indenture. During an Event of Default, the trustee will exercise the rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

  If the trustee becomes one of our creditors, the indenture and the provisions of the Trust Indenture Act contain certain limitations on the trustee's rights to obtain payments of claims in certain cases or to realize on certain property that it received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions. However, if the trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate that conflict or resign.

Certain Definitions

  Set forth below is a summary of the definitions of certain terms used in the indenture. You should refer to the indenture for the full definition of these terms, as well as any other terms used in this section for which we do not provide a definition.

  "Acquired Indebtedness" means the Indebtedness of a Person or any of its Restricted Subsidiaries that exists at the time that Person becomes our Restricted Subsidiary or at the time it merges or consolidates with or into our company or any of our Subsidiaries or is assumed in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming our Restricted Subsidiary or such acquisition, merger or consolidation.

  "Affiliate" means, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

  "Asset Acquisition" means (1) an Investment by us or any of our Restricted Subsidiaries in any other Person pursuant to which that Person will become our Restricted Subsidiary or the Restricted Subsidiary of any of our Restricted Subsidiaries, or will be merged with or into us or any of our Restricted Subsidiaries, or (2) our acquisition or that of our Restricted Subsidiaries of the assets of any Person (other than one of our Restricted Subsidiaries) which constitute all or substantially all of the assets of that Person or comprises any operating unit, division or line of business of that Person or any other properties or assets of that Person other than in the ordinary course of business.

  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by us or any of our Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than us or one of our Wholly Owned Restricted Subsidiaries of

  . any Capital Stock of any of our Restricted Subsidiaries; or

  . any other of our property or assets or those of our Restricted
    Subsidiaries other than in the ordinary course of business.

  Asset Sales do not include:

  . a transaction or series of related transactions for which we or our Restricted Subsidiaries receive total consideration of less than $1.5 million;

  . the sale, lease, conveyance, disposition or other transfer of all or substantially all of our assets as permitted under "Merger, Consolidation and Sale of Assets;"

  . any Restricted Payment permitted under "Limitations on Restricted
    Payments" or that constitutes a Permitted Investment;

  . sales of damaged, worn-out or obsolete equipment or assets that, in our reasonable judgment, are no longer either used or useful in our business or the business of our Restricted Subsidiaries; or

  . the sale of accounts receivable pursuant to a Qualified Receivables
    Transaction.

  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of that Person to have been duly adopted by the board of directors of that Person and to be in full force and effect on the certification date, and delivered to the trustee.

  "Capital Stock" means:

  . with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person (but shall not include, prior to any conversion thereof, the convertible junior subordinated debentures); and

  . with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

  "Capitalized Lease Obligation" means, as to any Person, the obligations of that Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of those obligations at any date will be the capitalized amount of those obligations at that date, determined in accordance with GAAP.

  "Cash Equivalents" means:

    (1) marketable direct obligations that mature within one year from the date of their acquisition and are issued by, or unconditionally guaranteed by, the United States Government or issued by any United States agency and backed by the full faith and credit of the United States;

    (2) marketable direct obligations issued by any state of the United States of America or any political subdivision or any public instrumentality of any state that mature within one year from the date of their acquisition and, at the time of acquisition, have one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

    (3) commercial paper that matures no more than one year from the date of its creation and, at the time of acquisition, has a rating of at least A-1 from S&P or at least P-1 from Moody's;

    (4) certificates of deposit or bankers' acceptances that mature within one year from the date of their acquisition and are issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank which have combined capital and surplus of at least $250 million at the date of their acquisition;

    (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

    (6) investments in money market funds that invest substantially all of their assets in securities of the types described in clauses (1) through
  (5) above.

  "Change of Control" means the occurrence of one or more of the following events:

  . any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of our assets to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture), other than to the Permitted Holders;

  . the approval by the holders of our Capital Stock of any plan or proposal for the liquidation or dissolution of our company whether or not otherwise in compliance with the provisions of the indenture;

  . any Person or Group, other than the Permitted Holders, becomes the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the total ordinary voting power represented by our issued and outstanding Capital Stock; or

  . the replacement of a majority of our board of directors over a two-year period from the directors who constituted our board of directors at the beginning of that period, where that replacement was not approved by the Permitted Holders or a vote of at least a majority of our board of directors then still in office who either were members of such board at the beginning of such period or whose election as a member of such board was previously so approved.

  "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

  . Consolidated Net Income; and

  . to the extent Consolidated Net Income has been reduced thereby:

  . all income taxes of that Person and its Restricted Subsidiaries, other than income taxes attributable to extraordinary, unusual or nonrecurring gains, that are paid or accrued in accordance with GAAP for that period;

  . Consolidated Interest Expense; and

  . Consolidated Non-cash Charges less any non-cash items that increase
    Consolidated Net Income for that period, all as determined on a consolidated basis for that Person and its Restricted Subsidiaries in accordance with GAAP.

  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of that Person during the four full fiscal quarters (the "Four Quarter Period") ending prior to the date of the transaction that gives rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" must be calculated after giving effect on a pro forma basis for the period of such calculation to:

  . the incurrence or repayment of any Indebtedness of that Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

  . any asset sales or other dispositions or Asset Acquisitions occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

  The calculation must include any Asset Acquisition giving rise to the need to make such calculation as a result of that Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness. In addition, it must include any Consolidated EBITDA attributable to the assets that are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period. That EBITDA must include any pro forma expense and cost reductions, adjustments and other operating improvements or synergies both achieved by such Person during such period and to be achieved by such Person and with respect to the acquired assets, all as determined in good faith by a responsible financial or accounting officer of our company and as reported on or otherwise confirmed, consistent with applicable standards of the American Institute of Certified Public Accountants, to us by an independent public accounting firm.

  If that Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence will give effect to the incurrence of the guaranteed Indebtedness as if that Person or its Restricted Subsidiary had directly incurred or otherwise assumed the guaranteed Indebtedness.

  Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

  . interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per year equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

  . notwithstanding the above clause, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap obligations, will accrue at the rate per year resulting after giving effect to the operation of those agreements.

  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

  . Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs, interest paid on convertible junior subordinated debentures in the form of convertible junior subordinated debentures or Qualified Capital Stock and one-time accelerated interest payments due upon the conversion of the convertible junior subordinated debentures prior to May 1, 2004); plus

  . the product of (x) the amount of all dividend payments on any series of preferred stock of that Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of that Person, expressed as a decimal.

  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

  . the total of the interest expense of that Person and its Restricted
    Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation: (a) any amortization of debt discount and amortization or write-off of deferred financing costs (including the amortization of costs relating to interest rate caps or other similar agreements); (b) the net costs under Interest Swap obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

  . the interest component of Capitalized Lease obligations paid, accrued and/or scheduled to be paid or accrued by that Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, minus interest income for such period.

  "Consolidated Net Income" means, with respect to any Person, for any period, the total net income (or loss) of that Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP. Excluded from this calculation are:

  . after-tax gains or losses from Asset Sales (without regard to the $1.5 million limitation set forth in the definition of Asset Sales) or abandonments or reserves relating thereto;

  . items classified as extraordinary, nonrecurring or unusual gains or losses on an after-tax basis (including, but not limited to, non-cash charges related to the acceleration of the vesting of options);

  . the net income of any Person acquired in a "pooling-of-interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

  . the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends and the making of loans or advances or similar distributions, loans or advances by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

  . the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person;

  . in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

  . the effect of changes in accounting principles after the Issue Date.

  For purposes of the "Limitation on Restricted Payments" covenant only, "Consolidated Net Income" will be calculated without taking into account cash interest payments (and the related tax effects) on the convertible junior subordinated debentures.

  "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the total depreciation, amortization and other non-cash expenses of that Person and its Restricted Subsidiaries reducing

Consolidated Net Income of that Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

  "Credit Agreement" means the Credit Agreement dated as of the Issue Date, between us, the lenders party thereto in their capacities as lenders thereunder, Goldman Sachs & Co., as documentation agent, Salomon Smith Barney Inc., as syndication agent and Bankers Trust Company, as administrative agent, together with the related documents thereto, in each case as those agreements may be amended, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding our Restricted Subsidiaries as additional borrowers or Guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

  "Credit Facilities" means one or more debt facilities, including the Credit Agreement, or commercial paper facilities with banks or other institutional lenders that provide for revolving credit loans, term loans, receivables financing (including through the sale of receivables to those lenders or to special purpose entities formed to borrow from those lenders against the receivables) and/or letters of credit or banker's acceptances.

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect us or our Restricted Subsidiaries against fluctuations in currency values.

  "Designated Senior Debt" means:

  . Indebtedness relating to the Credit Agreement; and

  . any other Indebtedness that constitutes Senior Debt which, at the time of determination, has a total principal amount of at least $25 million and which we specifically designated in the instrument evidencing that Senior Debt as "Designated Senior Debt."

  "Disqualified Capital Stock" means the portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder of that security), or upon the occurrence of any event (other than an event which would constitute a Change of Control or Asset Sale), matures or is mandatorily redeemable, according to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder (except, in each case, upon the occurrence of a Change of Control or Asset Sale) on or prior to the final maturity date of the notes.

  "Domestic Restricted Subsidiary" means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, or any state, territory or possession of the United States.

  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by another entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

  "Guarantor" means:

  . each of our Restricted Subsidiaries as of the Issue Date; and

  . each of our Restricted Subsidiaries that in the future executes a supplemental indenture in which that Restricted Subsidiary agrees to be bound by the terms of the indenture as a Guarantor.

Any Person that is a Guarantor as described above will no longer be a Guarantor when its respective Guarantee is released in accordance with the terms of the indenture.

  "Guarantor Senior Debt" means, with respect to any Guarantor: the principal of, any premium, and interest (including any post-bankruptcy interest at the rate provided for in the documentation with respect to the filing, whether or not that interest is an allowed claim under applicable law) on any of that Guarantor's Indebtedness, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing or pursuant to which the Indebtedness is outstanding expressly provides that the Indebtedness will not be senior in right of payment to the guarantee of that Guarantor. Without limiting the generality of the foregoing, Guarantor Senior Debt also includes the principal of, any premium, interest (including any post-bankruptcy interest at the rate provided for in the documentation with respect to the filing, whether or not that interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

  . all monetary obligations of every nature of that Guarantor under, or with respect to, the Credit Agreement, including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (including guarantees thereof);

  . all Interest Swap obligations (and guarantees thereof); and

  . all obligations (and guarantees thereof) under Currency Agreements;

in each case whether outstanding on the Issue Date or thereafter incurred.

  Notwithstanding the foregoing, Guarantor Senior Debt does not include:

    (1) any Indebtedness of the Guarantor to its Subsidiary;

    (2) Indebtedness to, or guaranteed on behalf of, any stockholder, director, officer or employee of the Guarantor or any of its Subsidiaries, including amounts owed for compensation, unless that stockholder is also a lender or an Affiliate of a lender under the Credit Facilities, including the Credit Agreement;

    (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

    (4) Indebtedness represented by Disqualified Capital Stock;

    (5) any liability for federal, state, local or other taxes owed or owing by the Guarantor;

    (6) the portion of any Indebtedness that is incurred in violation of the indenture provisions described under "Limitation on Incurrence of Additional Indebtedness." However, no violation will exist for purposes of this clause if the holder(s) of the obligation or their representative have received an officers' certificate to the effect that the incurrence of the Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate the related indenture provisions;

    (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to us; and

    (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Guarantor.

  "Indebtedness" means with respect to any Person, without duplication:

    (1) all obligations of that Person for borrowed money, including Senior
  Debt;

    (2) all obligations of that Person evidenced by bonds, debentures, notes or other similar instruments;

    (3) all Capitalized Lease obligations of that Person;

    (4) all obligations of that Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement. This does not include

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  trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings that have been promptly instituted and diligently conducted;

    (5) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

    (6) guarantees and other contingent obligations in connection with Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

    (7) all obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of that Person. The amount of that Obligation will be the lesser of the fair market value of the property or asset or the amount of the Obligation so secured;

    (8) all obligations under currency agreements and interest swap agreements of that Person; and

    (9) all Disqualified Capital Stock that Person issues. The amount of Indebtedness represented by that Disqualified Capital Stock is equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excludes any accrued dividends.

  Notwithstanding anything to the contrary contained in this definition, Indebtedness will not include any of our contingent purchase price obligations or other earn-out obligations or those of our Restricted Subsidiaries in connection with acquisitions, if those obligations are not required to be included as indebtedness on the face of our consolidated balance sheet in accordance with GAAP. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of that Disqualified Capital Stock as if it were purchased on any date on which Indebtedness would be required to be determined pursuant to the indenture. If that price is based upon, or measured by, the fair market value of the Disqualified Capital Stock, the fair market value will be determined reasonably and in good faith by the board of directors of the issuer of the Disqualified Capital Stock.

  "Independent Financial Advisor" means a firm:

  . which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in us; and

  . which, in the judgment of our board of directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

  "Interest Swap obligations" means the obligations of any Person according to any arrangement with any other Person, whereby, directly or indirectly, that Person is entitled to receive periodic payments that are calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by the other Person calculated by applying a fixed or a floating rate of interest on the same notional amount. Interest Swap obligations include interest rate swaps, caps, floors, collars and similar agreements.

  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. The definition of Investment does not include our extensions of trade credit and those of our Restricted Subsidiaries on commercially reasonable terms in accordance with our normal trade practices or those of such Restricted Subsidiary.

  For purposes of the "Limitation on Restricted Payments" covenant:

  . "Investment" includes and is valued at the fair market value of the net assets of any of our Restricted Subsidiaries when that Restricted Subsidiary is designated as our Unrestricted Subsidiary and excludes the fair market value of the net assets of any of our Unrestricted Subsidiaries when that Unrestricted Subsidiary is designated as our Restricted Subsidiary; and

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  . the amount of any Investment is the original cost of that Investment plus the cost of all additional Investments by us or any of our Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to that Investment, reduced by the payment of dividends or distributions in connection with that Investment or any other amounts received in respect of that Investment. However, no payment of dividends or distributions or receipt of any such other amounts will reduce the amount of any Investment if that payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

  If we or any of our Restricted Subsidiaries sell or otherwise dispose of any common stock of any of our direct or indirect Restricted Subsidiaries and as a result no longer own, directly or indirectly, 100% of the outstanding common stock of that Restricted Subsidiary, we will be deemed to have made an Investment on the date of that sale or disposition. The Investment will be equal to the fair market value of the common stock of the Restricted Subsidiary that is not sold or disposed of.

  "Investors' Rights Agreement" means the Investors' Rights Agreement, dated March 22, 1999, among us and certain of our investors.

  "Issue Date" means the date of original issuance of the notes.

  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind. A lien includes any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.

  "Net Cash Proceeds" means the proceeds of any Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) that we or any of our Restricted Subsidiaries receives net of:

  . reasonable out-of-pocket expenses and fees relating to the Asset Sale, including legal, accounting and investment banking fees and sales commissions;

  . taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

  . repayment of Indebtedness that is required to be repaid in connection with the Asset Sale;

  . appropriate amounts that we or any of our Restricted Subsidiaries provide as a reserve, in accordance with GAAP, against any liabilities associated with the Asset Sale and that we or any Restricted Subsidiary retain after the Asset Sale. These amounts include pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with the Asset Sale; and

  . all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of the Asset Sale.

  "Permitted Holders" means Apollo Management, L.P. and its Affiliates and our management.

  "Permitted Indebtedness" means, without duplication, each of the following:

    (1) Indebtedness under the notes and the guarantees in a total principal amount not to exceed $200 million;

    (2) Indebtedness incurred pursuant to the Credit Agreement in a total principal amount at any time outstanding not to exceed $375 million, less the amount of all repayments and permanent commitment reductions under the Credit Agreement with the Net Cash Proceeds of an Asset Sale applied as required by the "Limitation on Asset Sales" covenant. The amount of Indebtedness that may be incurred under the Credit Agreement in accordance with this clause (2) will be in addition to any Indebtedness that may be

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  incurred under the Credit Agreement in accordance with clause (16) below.
  The total principal amount of Indebtedness that may be incurred under this clause (2) will be reduced dollar for dollar by any Indebtedness outstanding under clause (15) below;

    (3) Indebtedness under the convertible junior subordinated debentures reduced by any principal payments or conversions of those debentures;

    (4) our other Indebtedness and the Indebtedness of our Restricted Subsidiaries that is outstanding on the Issue Date, reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions of those amounts;

    (5) our Interest Swap obligations or those of any of our Restricted Subsidiaries that cover our Indebtedness or the Indebtedness of any of our Restricted Subsidiaries. The Interest Swap obligations must be entered into to protect us and our Restricted Subsidiaries from fluctuations in interest rates on outstanding Indebtedness to the extent the notional principal amount of the Interest Swap Obligation does not, at the time it is incurred, exceed the principal amount of the Indebtedness to which that Interest Swap Obligation relates;

    (6) Indebtedness under Currency Agreements. If a Currency Agreement relates to Indebtedness, that Currency Agreements must not increase our Indebtedness and the Indebtedness of our Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable under the Currency Agreement;

    (7) Indebtedness of one of our Restricted Subsidiaries to us or to one of our Wholly Owned Restricted Subsidiaries for so long as that Indebtedness is held by us, one of our Wholly Owned Restricted Subsidiaries or the lenders or collateral agent under the Credit Agreement, in each case subject to no Lien held by a Person other than us, one of our Wholly Owned Restricted Subsidiaries or the lenders or collateral agent under the Credit Agreement. If, as of any date, any Person other than us, one of our Wholly Owned Restricted Subsidiaries or the lenders or collateral agent under the Credit Agreement owns or holds any such Indebtedness or holds a Lien relating to that Indebtedness, that date will be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of that Indebtedness;

    (8) our Indebtedness to one of our Wholly Owned Restricted Subsidiaries or the lenders or collateral agent under the Credit Agreement for so long as that Indebtedness is held by the Wholly Owned Restricted Subsidiary or the lenders or collateral agent under the Credit Agreement, in each case subject to no Lien. However, our Indebtedness to any of our Wholly Owned Restricted Subsidiaries must be unsecured and subordinated, pursuant to a written agreement, to our obligations under the indenture and the notes. If, as of any date, any Person other than one of our Wholly Owned Restricted Subsidiaries or the lenders or collateral agent under the Credit Agreement owns or holds any such Indebtedness or any Person holds a Lien other than a Lien in favor of the lenders or collateral agent under the Credit Agreement relating to that Indebtedness, that date will be deemed our incurrence of Indebtedness not constituting Permitted Indebtedness;

    (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business. That Indebtedness must be extinguished within two business days of incurrence;

    (10) our Indebtedness or the Indebtedness of any of our Restricted Subsidiaries represented by letters of credit for our account or that of the Restricted Subsidiary, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

    (11) Indebtedness represented by our Capitalized Lease obligations and Purchase Money Indebtedness and that of our Restricted Subsidiaries incurred in the ordinary course of business that does not exceed $20 million at any one time outstanding. All or a portion of the $20 million permitted to be incurred according to this clause (11) may, at our option, be incurred under the Credit Agreement instead of pursuant to Capitalized Lease obligations or Purchase Money Indebtedness;

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

    (12) Indebtedness arising from our agreements or the agreements of our Restricted Subsidiaries that provide for indemnification, adjustment of purchase price or similar obligations and is incurred or assumed in connection with the disposition of any business, assets or a Subsidiary. This Indebtedness does not include guarantees of Indebtedness incurred by any Person acquiring all or any portion of the business, assets or a Subsidiary for the purpose of financing the acquisition. The Indebtedness will not be reflected on our balance sheet or the balance sheet of any of our Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on the balance sheet for purposes of this clause (a)). The maximum assumable liability relating to all of that Indebtedness will not exceed the gross proceeds, including noncash proceeds (the fair market value of such noncash proceeds being measured at the time it is received and without giving effect to any subsequent changes in value), actually received by us and our Restricted Subsidiaries in connection with the disposition;

    (13) our Indebtedness or the Indebtedness of any of our Restricted Subsidiaries relating to performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof);

    (14) Refinancing Indebtedness;

    (15) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to us or to any of our Restricted Subsidiaries or their assets (other than that Receivables Subsidiary and its assets) and is not guaranteed by any such Person. Any outstanding Indebtedness incurred under this clause (15) will reduce the total amount permitted to be incurred under clause (2) above to the extent set forth in clause (2); and

    (16) our additional Indebtedness and that of our Restricted Subsidiaries in a total principal amount not to exceed $20 million at any one time outstanding. This amount may, but need not, be incurred in whole or in part under the Credit Agreement.

  For purposes of determining compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred under the Consolidated Fixed Charge Coverage Ratio provisions of that covenant, we will, in our sole discretion, classify or later reclassify the item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the "Limitation on Incurrence of Additional Indebtedness" covenant.

  "Permitted Investments" means:

    (1) our Investments or those of any of our Restricted Subsidiaries in any Person that is or will become our Wholly Owned Restricted Subsidiary immediately after that Investment or that will merge or consolidate into us or one of our Wholly Owned Restricted Subsidiaries;

    (2) Investments by one of our Restricted Subsidiaries in our company. Any Indebtedness evidencing that Investment must be unsecured and subordinated, pursuant to a written agreement, to our obligations under the notes and the indenture;

    (3) Investments in cash and Cash Equivalents;

    (4) loans and advances to our employees and officers and those of our Restricted Subsidiaries in the ordinary course of business for bona fide business purposes. These loans outstanding may not exceed $5 million at any one time;

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    (5) Currency Agreements and Interest Swap obligations entered into in the ordinary course of our business or that of our Restricted Subsidiaries and otherwise in compliance with the indenture;

    (6) additional Investments, including joint ventures, not to exceed $10 million at any one time outstanding;

    (7) Investments in securities of trade creditors or customers received under any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of those trade creditors or customers;

    (8) our Investments or the Investments of our Restricted Subsidiaries made as a result of consideration received in connection with an Asset Sale that is made in compliance with the "Limitation on Asset Sales" covenant or any Investment that we or any of our Restricted Subsidiaries makes in connection with a transaction that would be an Asset Sale if it involved total consideration of $1.5 million or more;

    (9) Investments of a Person or any of its Subsidiaries in compliance with the indenture that exist at the time that Person becomes our Restricted Subsidiary or at the time that Person merges or consolidates with us or any of our Restricted Subsidiaries. However, these Investments must not have been made by the Person in connection with, or in anticipation or contemplation of, that Person becoming our Restricted Subsidiary or the merger or consolidation;

    (10) repurchases of our Capital Stock that occur upon the exercise of stock options if that Capital Stock represents a portion of the exercise price of the options;

    (11) our Investments or those of any of our Restricted Subsidiaries made in connection with purchase price adjustments, contingent purchase price payments or other earn-out payments required in connection with Investments otherwise permitted under the indenture;

    (12) Investments in securities received in settlement of trade obligations in the ordinary course of business; and

    (13) Investments in the notes.

  "Permitted Liens" means the following types of Liens:

    (1) Liens for taxes, assessments or governmental charges or claims either:

    . not delinquent; or

    . contested in good faith by appropriate proceedings and as to which we or our Restricted Subsidiaries have set aside on our books any reserves required under GAAP;

    (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law that are incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if a reserve or any other appropriate provision required by GAAP has been made in respect thereof;

    (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

    (4) judgment Liens not giving rise to an Event of Default. However, the Lien must be adequately bonded and any appropriate legal proceedings that have been initiated for the review of the judgment must not have been finally terminated or the period within which review proceedings may be initiated must not have expired;

    (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances relating to real property that do not interfere in any material respect with the ordinary conduct of the our business or the business of our Restricted Subsidiaries;

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

    (6) any interest or title of a lessor under any Capitalized Lease Obligation. These Liens may not extend to any property or asset that is not leased property subject to the Capitalized Lease Obligation;

    (7) Liens securing Capitalized Lease obligations and Purchase Money Indebtedness permitted under clause (11) of the definition of "Permitted Indebtedness." In the case of Purchase Money Indebtedness:

    . the Indebtedness must not exceed the cost of the property or assets and must not be secured by any of our property or assets or those of any of our Restricted Subsidiaries other than the property and assets acquired; and

    . the Lien securing the Indebtedness must be created within 180 days of the acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of the refinancing;

    (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing that Person's obligations relating to bankers' acceptances issued or created for the account of that Person to facilitate the purchase, shipment or storage of the inventory or other goods;

    (9) Liens securing reimbursement obligations relating to commercial letters of credit which encumber documents and other property relating to those letters of credit and products and proceeds thereof;

    (10) Liens encumbering deposits made to secure obligations arising from our statutory, regulatory, contractual, or warranty requirements or those of our Restricted Subsidiaries, including rights of offset and set-off;

    (11) Liens securing Interest Swap obligations that relate to Indebtedness that is otherwise permitted under the indenture;

    (12) Liens in the ordinary course of business that do not exceed $5 million at any one time outstanding that:

    . are not incurred in connection with the borrowing of money; and

    . do not materially detract from the value of the property or materially impair its use;

    (13) Liens by reason of judgments or decrees that do not otherwise result in an Event of Default;

    (14) Liens securing Indebtedness under Currency Agreements permitted under the indenture;

    (15) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that:

    . these Liens secured the Acquired Indebtedness at the time of and prior to the incurrence of the Acquired Indebtedness by us or one of our Restricted Subsidiaries and were not granted in connection with, or in anticipation of, the incurrence of the Acquired Indebtedness by us or one of our Restricted Subsidiaries; and

    . these Liens do not extend to or cover any of our property or assets or those of any of our Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time the Indebtedness became our Acquired Indebtedness or the Acquired Indebtedness of one of our Restricted Subsidiaries and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to our incurrence or that of our Restricted Subsidiaries of such Acquired Indebtedness; and

    (16) Liens securing Indebtedness permitted to be incurred pursuant to clause (16) of the definition of "Permitted Indebtedness."

  "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

  "Purchase Money Indebtedness" means Indebtedness that we or our Restricted Subsidiaries incur in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment and any Refinancings of that Indebtedness.

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  "Qualified Capital Stock" means any Capital Stock that is not Disqualified
Capital Stock.

  "Qualified Receivables Transaction" means any transaction or series of transactions that we or any of our Restricted Subsidiaries enter into in which we or any of those Restricted Subsidiaries sell, convey or otherwise transfer to:

  . in the case of a transfer by us or our Restricted Subsidiary, a Receivables Subsidiary; and

  . in the case of a transfer by a Receivables Subsidiary, any other Person or grant a security interest in, any of our accounts receivable or those of any of our Restricted Subsidiaries (whether now existing or arising in the future), and any assets related to the accounts receivable, including all collateral securing those accounts receivable, all contracts and all guarantees or other obligations relating to the accounts receivable, proceeds of the accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

  "Receivables Subsidiary" means our Wholly Owned Restricted Subsidiary that does not engage in any activities other than in connection with the financing of accounts receivable and that is designated by our board of directors (as provided below) as a Receivables Subsidiary. No portion of the Indebtedness or any other obligations, contingent or otherwise, of the Wholly Owned Restricted
Subsidiary:

  . may be guaranteed by us or any of our Restricted Subsidiaries, except for guarantees of obligations (other than the principal of, and interest on, Indebtedness) under representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction;

  . may be recourse to or obligate us or any of our Restricted Subsidiaries in any way other than under representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction; or

  . may subject any of our property or assets or those of our Restricted
    Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than under representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction.

Neither we nor any of our Restricted Subsidiaries may have any material contract, agreement, arrangement or understanding with the Wholly Owned Restricted Subsidiary unless it is:

  . on terms at least as favorable to us or the Restricted Subsidiary as those terms that might be obtained at the time from Persons who are not our Affiliates, and

  . unless it is for fees payable in the ordinary course of business in connection with servicing accounts receivable.

Neither we nor any of our Restricted Subsidiaries have any obligation to maintain or preserve the Wholly Owned Restricted Subsidiary's financial condition or cause the Wholly Owned Restricted Subsidiary to achieve certain levels of operating results. Any designation as a Receivables Subsidiary by our board of directors will be evidenced to the trustee by:

  . filing with the trustee a Board Resolution giving effect to the designation; and

  . an officers' certificate certifying that the designation complied with the foregoing conditions.

  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, that security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" have correlative meanings.


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  "Refinancing Indebtedness" means any Refinancing by us or any of our
Restricted Subsidiaries of Indebtedness that is incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant, other than according to clauses (2), (5), (6), (7), (8), (9), (10), (11), (12), (13),
(15) or (16) of the definition of Permitted Indebtedness. The Refinancing may not:

  . result in an increase in the total principal amount of Indebtedness of the Person as of the date of the proposed Refinancing plus the amount of any premium required to be paid under the terms of the instrument governing the Indebtedness and plus the amount of reasonable expenses we incur in connection with the Refinancing; or

  . create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or with a final maturity earlier than the final maturity of the Indebtedness being Refinanced.

  If the Indebtedness being Refinanced is our Indebtedness, then that Refinancing Indebtedness will solely be our Indebtedness. In addition, if the Indebtedness being Refinanced is subordinate or junior to the notes, then that Refinancing Indebtedness will be subordinate to the notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

  "Registration Rights Agreement" means the registration rights agreement dated as of the Issue Date among the us, the Guarantors and the Initial Purchasers.

  "Representative" means the indenture trustee or other trustee, agent or representative relating to any Designated Senior Debt. If, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for that Designated Senior Debt will be the holders of a majority in outstanding principal amount of the Designated Senior Debt.

  "Restricted Subsidiary" of any Person means any Subsidiary of that Person which, at the time of determination, is not an Unrestricted Subsidiary.

  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any Person is a party, which provides for the leasing to us or one of our Restricted Subsidiaries of any property, whether owned by us or any of our Restricted Subsidiaries at the Issue Date or later acquired, which we or the Restricted Subsidiary have or will sell or transfer to the Person or to any other Person from whom funds have been or are to be advanced by the Person on the security of that property.

  "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of March 22, 1999, between us and Boss Investment LLC.

  "Senior Debt" means the principal of, premium, if any, and interest (including any post-bankruptcy interest accruing at the rate provided for in the documentation relating to the bankruptcy, whether or not that interest is an allowed claim under applicable law) on our Indebtedness, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless the instrument creating or evidencing the Indebtedness or under which the Indebtedness is outstanding expressly provides that the Indebtedness will not be senior in right of payment to the notes. Senior Debt also includes the principal of, premium, if any, interest (including any post-bankruptcy interest accruing at the rate provided for in the documentation relating to the bankruptcy, whether or not that interest is an allowed claim under applicable law) on, and all other amounts owed that relate to:

  . all of our monetary obligations of every nature under the Credit
    Agreement, including obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

  . all Interest Swap obligations, including guarantees of the Interest Swap obligations; and

  . all obligations under Currency Agreements, including guarantees of the Currency Agreements.

  Notwithstanding the foregoing, Senior Debt does not include:

    (1) our Indebtedness to one of our Subsidiaries;

    (2) Indebtedness to, or guaranteed on behalf of, any of our stockholders, directors, officers or employees or those of any of our Subsidiaries, including amounts owed for compensation, other than a stockholder who is a lender or an Affiliate of a lender under the Credit Facilities, including the Credit Agreement;

    (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

    (4) Indebtedness represented by Disqualified Capital Stock;

    (5) any liability for federal, state, local or other taxes that we owe;

    (6) that portion of any Indebtedness incurred in violation of the indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness." However, this clause (6) will not be violated if the holder(s) of the obligation or their representative have received an officers' certificate of our company to the effect that the incurrence of the Indebtedness, or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount of that revolving credit indebtedness at the date on which the initial borrowing thereunder is made, does not violate the provisions of the indenture;

    (7) Indebtedness represented by the convertible junior subordinated debentures;

    (8) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to us; and

    (9) any Indebtedness which is, by its express terms, subordinated in right of payment to any other of our Indebtedness.

  "Significant Subsidiary", with respect to any Person, means any Restricted Subsidiary of that Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act based upon the most recent pro forma annual financial information we file with the SEC.

  "Subsidiary", with respect to any Person, means:

  . any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances is owned, directly or indirectly, by that Person; or

  . any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by that Person.

  "Unrestricted Subsidiary" of any Person means:

  . any Subsidiary of that Person that at the time of determination is or will continue to be designated an Unrestricted Subsidiary by the board of directors of that Person in the manner provided below; and

  . any Subsidiary of an Unrestricted Subsidiary.

  The board of directors may designate any Subsidiary, including any newly acquired or newly formed Subsidiary, as an Unrestricted Subsidiary unless that Subsidiary owns any of our Capital Stock or owns or holds any Lien on any of our property or the property of any of our other Subsidiaries that is not a Subsidiary of the Subsidiary to be so designated. In addition:

  . we must certify to the trustee that the designation complies with the "Limitation on Restricted Payments" covenant; and

  . each Subsidiary to be so designated and each of its Subsidiaries has not, at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness under which the lender has recourse to any of our assets or those of any of our Restricted Subsidiaries.

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

  The board of directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

  . immediately after giving effect to the designation, we are able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; and

  . immediately before and immediately after giving effect to such designation, no Event of Default has occurred and is continuing.

  Any such designation by the board of directors must be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution that gives effect to the designation and an officers' certificate that certifies that the designation complies with the foregoing provisions.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding total principal amount of the Indebtedness into (b) the sum of the total of the products obtained by multiplying:

  . the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

  . the number of years (calculated to the nearest one-twelfth) which will elapse between the applicable date and the making of such payment.

  "Wholly Owned Restricted Subsidiary" of any Person means any Wholly Owned Subsidiary of that Person which, at the time of determination, is a Restricted Subsidiary of that Person.

  "Wholly Owned Subsidiary" of any Person means any Subsidiary of that Person of which all of the outstanding voting securities, other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law, are owned by that Person or any Wholly Owned Subsidiary of that Person.

Book-Entry; Delivery And Form

  The exchange notes may be issued in the form of one or more registered notes in global form without coupons, each a "global note." Each global note will be deposited with, or on behalf of, The Depository Trust Company, "DTC," and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of IBJ Whitehall Bank & Trust Company, as trustee under the indenture, pursuant to an agreement between DTC and the trustee.

  DTC has advised us that it is:

  . a limited purpose trust company organized under the laws of the State of New York;

  . a "banking organization" within the meaning of the New York Banking Law;

  . a member of the Federal Reserve System;

  . a "clearing corporation" within the meaning of the Uniform Commercial
    Code; and

  . a "clearing agency" registered pursuant to Section 17A of the Exchange
    Act.

  DTC holds securities that its participants deposit with it and records settlements of securities transactions (such as transfers and pledges) in such deposited securities among DTC participants. DTC keeps computerized records of DTC participants' accounts, which eliminates the need to issue certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other organizations, including securities brokers and dealers, banks and trust companies also use DTC's book-entry system, as indirect DTC participants. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

  We expect that pursuant to procedures established by DTC, ownership of the exchange notes will be shown on, and the transfer of such ownership will be effected only through:

  . records maintained by DTC, with respect to interests of participants; and

  . records of participants and the indirect participants, with respect to the interests of persons other than participants.

  The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the exchange notes represented by a global security to such persons may be limited. DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants. Therefore, the ability of a person with an interest in exchange notes represented by a global security to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or to otherwise take actions regarding that interest, may be affected by the lack of a physical definitive security representing that interest.

  So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee will be considered the sole owner or holder of the exchange notes represented by the global security for all purposes under the indenture. No beneficial owner of an interest in the exchange notes represented by a global security will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture.

  The trustee will make payments of the principal of, any premium, and interest (including any additional interest) on any exchange notes represented by a global security registered in the name of DTC or its nominee on the applicable record date to or at the direction of DTC or its nominee, as the registered holders. We are only responsible for payments of principal, any premium and interest to DTC. Neither we nor the trustee has any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global security. DTC is responsible for the disbursement of those payments to DTC participants. DTC participants and indirect DTC participants are responsible for payments to their clients. Customary practices between the participants and their clients will govern these payments.

  Transfers between participants in DTC will be done in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of certificates, the holder must transfer its interest in the exchange notes represented by the global security according to DTC's normal procedures and the procedures set forth in the indenture.

  We have been advised by DTC that it will take any action that a holder of exchange notes may take, but only at the direction of one or more participants whose accounts are credited with an interest in the global note. Additionally, DTC will only take action as to that portion of the total amount of exchange notes represented by the global security as to which the participants have given such direction. However, if there is an event of default under the indenture, DTC will exchange the global notes for exchange notes represented by certificates, which it will distribute to its participants.

  DTC may discontinue providing its services to us at any time if they give us reasonable notice. Neither we nor the trustee have any responsibility for the performance of DTC or its participants or indirect participants of their obligations under the rules and procedures that governs their operations.

  Book-entry exchange notes represented by a global note will be exchangeable for exchange notes represented by certificates with the same terms in authorized denominations if:

  . requested by a holder of an interest in the exchange notes represented by the global security; or

  . DTC notifies us that it is unwilling or unable to continue as a depository and a successor depository is not appointed by us within 90 days.

         DESCRIPTION OF THE CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

  On April 30, 1999, Boss Investment acquired a total principal amount of our 7 1/2% convertible junior subordinated debentures. The convertible junior subordinated debentures will mature on April 30, 2012. We will pay interest quarterly. We will pay interest in additional convertible debentures, or at our option, in cash through the fifth anniversary of the issuance of the notes. However, from and after the third anniversary through the fifth anniversary of issuance, we will pay interest in cash if requested by a majority of the holders of the convertible junior subordinated debentures. Thereafter, we will only pay interest in cash. Our payment of interest in cash may be restricted by the terms of our other financing arrangements.

  The convertible junior subordinated debentures are convertible at an initial conversion price of $22.50 per $1,000 principal amount. The conversion price is subject to customary antidilution adjustments. Upon conversion of the convertible junior subordinated debentures, a holder will receive a number of shares of common stock equal to the principal amount of the convertible junior subordinated debentures being converted plus any accrued interest divided by the conversion price then in effect. If the convertible junior subordinated debentures are converted prior to the fifth anniversary of their issuance, the number of shares of common stock issuable upon conversion will also give effect to the amount of interest that would have been paid on the convertible junior subordinated debentures through the fifth anniversary of their issuance. This is subject, however, to a maximum of 30 months of additional interest unless such conversion is in connection with a change of control of our company.

  Pursuant to our amended and restated certificate of incorporation, holders of the convertible junior subordinated debentures are entitled to elect as a class three directors to our board of directors (or if the board has more than ten directors, no less than 30% of the board) and otherwise to vote on an as converted basis with the common stock on all matters submitted to the holders of common stock.

  If we default in the payment of any of our indebtedness or default in a manner that gives rise to an acceleration of any of our indebtedness or if we materially and intentionally breach the agreements relating to the investment by Boss Investment, holders of the convertible junior subordinated debentures will be entitled to elect a majority of the board of directors until we cure the default or breach. However, before the holders' can exercise this right, they must provide notice and a time period in which to cure the default or breach.

  Certain of our significant corporate actions will require the prior consent of Boss Investment for so long as Boss Investment owns 50% of the outstanding convertible junior subordinated debentures. Those actions that require consent include:

  . mergers, unless in connection with a "permitted acquisition;"

  . a recapitalization, liquidation or reorganization of our business or a material change in our business;

  . acquisitions or dispositions with a total value of over $100 million;

  . payment of dividends;

  . acquisitions of capital stock or indebtedness junior to the convertible junior subordinated debentures;

  . the hiring, firing or amendment of the employment terms of our Chief
    Executive Officer;

  . any increase in the size of the board of directors above ten directors unless designees of Boss Investment continue to comprise at least 30% of the board;

  . transactions with affiliates not in the ordinary course of business; and

  . any agreement that would restrict our ability to honor the rights of the holders of the convertible junior subordinated debentures.

                       DESCRIPTION OF THE CREDIT FACILTY

  The credit facility consists of a $125.0 million term loan used as a part of the consideration paid in the tender offer and a $225.0 million revolving credit facility, in each case maturing five years from the date of the borrowing. A portion of the revolving credit facility was used to finance a portion of the tender offer and its related expenses. The revolving credit facility can also be used for acquisitions and general corporate purposes, including working capital requirements and contingent payments that are required by certain acquisition agreements with respect to previously completed acquisitions.

  As of June 25, 1999, we had $142.5 million of availability under the credit facility.

  Subject to certain limited exceptions, the credit facility requires mandatory repayments and mandatory commitment reductions with the proceeds from the following:

  . assets sales;

  . the issuance of debt and preferred stock; and

  . insurance and condemnation claims.

In the case of asset sales or the issuance of debt and preferred stock, the percentage of net proceeds that we are required to use to permanently repay term loans and reduce the commitments under the credit facility will be reduced to 75% based on our achievement of certain levels of financial performance. We may voluntarily prepay the credit facility at any time, subject to certain notice requirements and to the payment of certain losses and expenses suffered by the lenders as a result of our prepayment of eurodollar rate loans prior to the end of the applicable interest period.

  The credit facility bears interest at the sum of the applicable margin and, at our option, either the "base rate" or the "eurodollar rate" (as defined in the credit facility). The base rate will be the higher of:

  . the rate that Bankers Trust Company announces from time to time as its prime lending rate, as in effect from time to time; and

  .  1/2 of 1% in excess of the overnight federal funds rate.

  The applicable margin will be a percentage per year equal to:

  . in the case of term loans maintained as base rate loans, 2.00%;

  . in the case of term loans maintained as eurodollar rate loans, 3.00%;

  . in the case of revolving loans maintained as base rate loans, 1.50%; and

  . in the case of revolving loans maintained as eurodollar rate loans, 2.50%.

In each case, the applicable margin is subject to step-downs to be determined based on certain levels of financial performance. We will pay a commitment fee in an amount equal to 0.50% per year on the daily average unused portion of the credit facility, subject to step-downs to be determined based on certain levels of financial performance. Additionally, the then applicable commitment fee percentage will be increased by 0.25% whenever the total unutilized commitments under the revolving credit facility exceed 75% of the sum of the total revolving commitment then in effect under the credit facility plus the total outstanding principal amount of the term loans.

  The credit facility contains certain financial covenants as well as covenants that, among other things, restrict:

  . indebtedness and liens;

  . the sale of assets;

  . mergers, acquisitions and other business combinations;

  . the voluntary prepayment of certain of our debt (including the exchange notes and the convertible junior subordinated debentures);

  . transactions with affiliates;

  . capital expenditures;

  . loans and investments;

  . the payment of cash dividends to stockholders; and

  . the repurchase or redemption of stock from stockholders.

  The credit facility contains customary events of default, including:

  . payment defaults;

  . breaches of representations and warranties;

  . covenant defaults;

  . cross-default and cross-acceleration to certain other indebtedness;

  . certain events of bankruptcy and insolvency;

  . certain events under the Employee Retirement Income Security Act of 1974, as amended;

  . material judgments;

  . actual or asserted failure of any guaranty or security document that supports the credit facility to be in full force and effect; and

  . a change of control of our company.

  If such a default occurs, the lenders under the credit facility would be entitled to take various actions, including any actions that could be taken by a secured creditor, the acceleration of amounts due under the credit facility and requiring that all such amounts be immediately paid in full.

  All obligations under the credit facility are jointly and severally guaranteed by each of our direct and indirect subsidiaries. The indebtedness under the credit facility is secured by a pledge of our subsidiaries' capital stock (but not to exceed 65% of the voting stock of foreign subsidiaries) and a perfected lien and security interest in substantially all of our tangible and intangible assets and those of our direct and indirect subsidiaries. Our future domestic subsidiaries will guarantee the credit facility and secure that guarantee with certain of their real property and substantially all of their tangible and intangible personal property.

                    UNITED STATES FEDERAL TAX CONSEQUENCES

  The following is a general discussion of the material U.S. federal income tax consequences associated with the exchange of original notes for exchange notes and the ownership and disposition of the notes. This summary applies only to the beneficial owner of a note who acquired the notes for cash at the initial offering, from the initial purchaser and for the original offering price of the notes. This discussion is based upon the U.S. federal tax law now in effect, which is subject to change, possibly retroactively. We urge you to consult your tax advisor regarding the U.S. federal tax consequences of acquiring, holding, and disposing of the notes, as well as any tax consequences that may arise under the laws of any foreign, state, local, or other taxing jurisdiction.

  We have not requested, and will not request, a ruling from the Internal Revenue Service with respect to any of the U.S. federal income tax consequences described below. Therefore, we cannot assure you that the IRS will not disagree with or challenge any of the conclusions set forth in this discussion. This discussion does not address the tax consequences to subsequent purchasers of the notes and is limited to investors who hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax law. Such investors include, among others, certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or foreign currency, persons who have acquired notes as part of a straddle, hedge, conversion transaction, constructive sale, or other integrated investment, investors in pass-through entities or persons whose functional currency is not the U.S. dollar.

  As used in this section, a "U.S. holder" means a beneficial owner of an exchange note that is, for U.S. federal income tax purposes:

  . an individual citizen or resident of the U.S.;

  . a corporation created or organized in or under the laws of the U.S. or of any political subdivision of the U.S.;

  . an estate, the income of which is subject to U.S. federal income tax regardless of its source;

  . a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

  . a person whose worldwide income and gain is otherwise subject to U.S.
    federal income taxation on a net income basis.

  As used in this section, the term "non-U.S. holder" means a beneficial owner of notes that not a U.S. holder.


                           Summary of Tax Treatment
-------------------------------------------------------------------------------

 Exchange Offer                      . no gain or loss realized

                                     . tacking of holding periods

                                     . same basis
-------------------------------------------------------------------------------

 Interest on Notes                   . taxable as ordinary income

-------------------------------------------------------------------------------

 Disposition of Notes                . excess of amount realized over basis is
                                       a capital gain

                                     . excess of basis over amount realized is
                                       a capital loss

Exchange of Original Notes for Exchange Notes

  Neither participation in the exchange offer nor the filing of a shelf registration statement should result in a taxable exchange to any holder of an original note.

  When we complete the exchange offer, there should be no taxable exchange because the exchange would be conducted according to the terms of the original notes and the exchange would not result in a material alteration of the terms of the original notes. Accordingly, the exchange notes would be treated as continuations of the corresponding original notes, and there should be no U.S. federal income tax consequences to holders who elect to exchange original notes for exchange notes. Consequently:

  . no gain or loss will be realized by a U.S. holder upon receipt of an exchange note;

  . the holding period of the exchange notes will include the holding period of the original notes that were exchanged for them; and

  . the adjusted tax basis of the exchange notes will be the same as the adjusted tax basis of the original notes immediately before they were exchanged.

  The exchange offer would not result in any federal income tax consequences to holders of original notes who do not exchange their notes for exchange notes.

  If we file a shelf registration statement in connection with the original notes, there should be no taxable exchange because the shelf registration statement would be filed according to the terms of the original notes and that filing would not result in a material alteration of the terms of the original notes. Therefore, there should be no U.S. federal income tax consequences to any holders of the notes from the filing of a shelf registration statement.

Payments of Interest

  Interest on the exchange notes will be taxable as ordinary income for U.S. federal income tax purposes when received by a U.S. holder in accordance with its method of accounting for tax purposes.

Original Issue Discount

  We intend to take the position (which generally will be binding on holders) that the notes are not issued with original issue discount. Accordingly, the holders of notes will include stated interest in gross income in accordance with their methods of accounting for tax purposes. This position is based in part upon our conclusion that, as of the date of this prospectus, the likelihood of making additional interest payments as described under "Exchange Offer--Registration Defaults; Additional Interest" should be "remote" within the meaning of applicable Treasury regulations. The Internal Revenue Service may or may not agree with this conclusion.

Disposition

  In general, a holder of notes will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of the notes measured by the difference between:

  . the amount of cash and fair market value of property received; and

  . the holder's tax basis in the notes.

Any such gain or loss will generally be long-term capital gain or loss, provided the notes were a capital asset in the hands of the holder and had been held for more than one year.

Non-U.S. Holders

  Under present U.S. federal income and estate tax law, assuming certain certification requirements are satisfied (which include identification of the beneficial owner of the instrument) and subject to the discussion of backup withholding below:

  . payments of interest on the notes to any non-U.S. holder will not be subject to U.S. federal income or withholding tax, provided that:

    . the holder does not own 10% or more of the total combined voting power of all of the classes of our stock entitled to vote;

    . the holder is not a bank receiving interest under a loan agreement entered into in the ordinary course of its trade or business or a controlled foreign corporation that is related to us through stock ownership; and

    . those interest payments are not effectively connected with the conduct of a U.S. trade or business of the holder.

  . a holder of notes who is a non-U.S. holder will not be subject to the U.S. federal income tax on gain realized on the sale, exchange, or other disposition of notes, unless:

    . that holder is an individual who is present in the U.S. for 183 days or more during the taxable year and certain other requirements are met; or

    . the gain is effectively connected with the conduct of a U.S. trade or business of the holder.

  If interest on the notes is exempt from withholding of U.S. federal income tax under the rules described above (without regard to the certification requirement), the notes will not be included in the estate of a deceased non-U.S. holder for U.S. federal estate tax purposes.

  The certification referred to above may be made on an Internal Revenue Service Form W-8 or a substantially similar substitute form.

Information Reporting and Backup Withholding

  We will, where required, report to the holders of notes and the IRS the amount of any interest paid on the notes in each calendar year and the amounts of any federal tax withheld with respect to those payments. A noncorporate U.S. holder may be subject to information reporting and to backup withholding at a rate of 31% with respect to payments of principal and interest made on notes, or on proceeds of the disposition of notes before maturity, unless that U.S. holder provides a correct taxpayer identification number or proof of an applicable exemption, and otherwise complies with applicable requirements of the information reporting and backup withholding rules.

  Subject to certification rules, U.S. information reporting requirements and backup withholding tax will generally not apply to interest paid on the notes to a non-U.S. holder at an address outside the U.S. Payments by a U.S. office of a broker of the proceeds of a sale of the notes are subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies its non-U.S. holder status under penalties of perjury and provides its name and address or otherwise establishes an exemption. Information reporting requirements (but not backup withholding) will also apply to payments of the proceeds of sales of the notes by foreign offices of U.S. brokers, or foreign brokers with certain types of relationships to the U.S., unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain other conditions are met, or the holder otherwise establishes an exemption.

  Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules will be refunded or credited against the non-U.S. holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

  The U.S. Treasury Department has issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to non-U.S. holders after December 31, 2000. The new Treasury regulations would alter the procedures for claiming the benefits of an income tax treaty and may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of notes. You should consult your tax advisor concerning the effect, if any, of such new Treasury regulations on an investment in the notes.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives exchange notes for its own account by accepting the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for original notes, where the exchange notes were acquired as a result of market-making or other trading activities. We have agreed that, for a period of 150 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of its exchange notes.

  We will not receive any proceeds from any sale of exchange notes by broker-dealers. Broker-dealers may sell from time to time exchange notes they receive for their own account pursuant to the exchange offer:

  . in one or more transactions in the over-the-counter market;

  . in negotiated transactions;

  . through the writing of options on the exchange notes; or

  . through a combination of these methods of resale.

  Broker-dealers may sell at:

  . market prices prevailing at the time of resale;

  . prices related to prevailing market prices; or

  . negotiated prices.

  Any broker-dealer may resell directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the broker-dealer or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes that it received for its own account by accepting the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be an "underwriter" within the meaning of the Securities Act. Any profit on any underwriter's resale of exchange notes and any commission or concessions received by any underwriter may be underwriting compensation under the Securities Act. The letter of transmittal states that, a broker-dealer does not admit that it is an "underwriter" within the meaning of the Securities Act by acknowledging that it will deliver or by delivering a prospectus.

  For a period of 150 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests them in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the initial purchasers, other than commissions or concessions of any broker-dealers and will indemnify the holders of the original notes, including any broker-dealers, against liabilities under the Securities Act.

                                 LEGAL MATTERS

  F. Traynor Beck, Esquire, who is our general counsel, will issue an opinion about the legality of the offered securities. As of June 30, 1999, Mr. Beck beneficially owned 166,729 shares of common stock which may be acquired upon the exercise of options that are exercisable.

                                    EXPERTS

  The historical financial statements incorporated by reference in this prospectus, except as they relate to the unaudited interim periods, have been audited by various independent accountants. The companies and periods covered by these audits are indicated in the individual accountants' reports. Such financial statements have been so incorporated by reference in reliance on the reports of the various independent accountants given on the authority of such firms as experts in auditing and accounting.

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 We have not authorized any person to give any information or make any repre-
sentations other than those contained in this prospectus, and, if give or made, you must not rely on any such information or representations as having been authorized by us. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof or that the infor-mation contained herein is correct as of any time subsequent to its date.

                                ---------------




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                                 Building One
                             Services Corporation


                                ---------------

                                  PROSPECTUS

                                ---------------


                       Offer to Exchange 10 1/2% Senior
                    Subordinated Notes Due 2009 for 10 1/2%
                      Senior Subordinated Notes Due 2009

                              July 19, 1999

-------------------------------------------------------------------------------
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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

  Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.
Article 10 of the Company's Restated Certificate of Incorporation provides that the personal liability of directors of the Company is eliminated to the extent permitted by Section 102(b)(7) of the DGCL.

  Section 145 of the DGCL (i) requires a corporation to indemnify for expenses, including attorney's fees, incurred by a director or officer who has been successful in defending any claim or proceeding in which the director or officer is involved because of his or her position with the corporation, (ii) permits indemnification (a) for judgments, fines, expenses and amounts paid in settlement in the case of a claim by a party other than the corporation or in the right of the corporation, even where a director or officer has not been successful, in cases where the director or officer acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the best interests of the corporation provided, in the case of a criminal proceeding, that the director or officer had no reason to believe his or her conduct was unlawful or (b) for expenses in the case of a claim or proceeding by or in the right of the corporation, including a derivative suit (but not judgments, fines or amounts in settlement), if the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and has not been adjudged liable to the corporation unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification, and (iii) permits the advancement of expenses to directors and officers who are defending an action, lawsuit or proceeding upon receipt of an undertaking for the repayment of such advance if it is ultimately determined that the director or officer has not met the applicable standard of conduct and is, therefore, not entitled to be indemnified. Section 145 also provides that the permissive indemnification described above is to be made upon a determination that the director or officer has met the required standard of conduct by (a) a majority of disinterested directors, (b) a committee of disinterested directors designated by a majority of such directors, (c) independent legal counsel or (d) the stockholders.

  The Company has entered into Indemnity Agreements because the Board believes that the Company's directors' and officers' insurance does not fully protect the directors and executive officers and that the absence of Indemnity Agreements may threaten the quality and stability of the governance of the Company by reducing the Company's ability to attract and retain qualified persons to serve as directors and executive officers of the Company, and by deterring such persons in the making of entrepreneurial decisions for fear of later legal challenge. In addition, the Board of Directors believes that the Indemnity Agreements complement the indemnification rights and liability protections currently provided directors and executive officers of the Company under the Amended and Restated Bylaws. These rights and protections were designed to enhance the Company's ability to attract and retain highly qualified individuals to serve as directors and executive officers in view of the high incidence of litigation, often involving large amounts, against publicly-held companies and the need to provide such persons with reliable knowledge of the legal risks to which they are exposed. The Indemnity Agreements complement these rights and protections by providing directors and executive officers with contractual rights to indemnification, regardless of any amendment to or repeal of the indemnification provisions in the Bylaws. The Company's Amended and Restated Bylaws provide that the Company shall indemnify to the fullest extent authorized or permitted by law directors and officers of the Company who have been made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company.

  The Indemnity Agreements are predicated upon Section 145(f), which recognizes the validity of additional indemnity rights granted by contractual agreement. The Indemnity Agreements alter or clarify statutory indemnity provisions, in a manner consistent with the Company's Amended and Restated Bylaws, in the following respects: (i) indemnification is mandatory, rather than optional, to the full extent permitted by law, including partial indemnification under appropriate circumstances, except that the Company is not obligated to indemnify an indemnitee with respect to a proceeding initiated by the indemnitee (unless the Board should conclude otherwise), payments made by an indemnitee in a settlement effected without the Company's written consent, payments that are found to violate the law, conduct found to constitute bad faith or active and deliberate dishonesty or short-swing profit liability under Section 16(b) of the Exchange Act or to the extent that indemnification has been determined to be unlawful in an arbitration proceeding conducted pursuant to the provisions of the Indemnity Agreement;
(ii) prompt payment of litigation expenses in advance is mandatory, rather than optional, provided the indemnitee undertakes to repay such amounts if it is ultimately determined that the indemnitee is not entitled to be indemnified and provided the indemnitee did not initiate the proceeding; (iii) any dispute arising under the Indemnity Agreement is to be resolved through an arbitration proceeding, which will be paid for by the Company unless the arbitrator finds that the indemnitee's claims or defenses were frivolous or in bad faith, unless such arbitration is inconsistent with an undertaking given by the Company, such as to the Securities and Exchange Commission, that the Company will submit to a court the question of indemnification for liabilities under the Securities Act of 1933, as amended, and be governed by the final adjudication of such issue; and (iv) mandatory indemnification shall be paid within 45 days of the Company's receipt of a request for indemnification unless a determination is made that the indemnitee has not met the relevant standards for indemnification by the Board of Directors, or if a quorum of the directors is not obtainable, at the election of the Company, either by independent legal counsel or a panel of arbitrators.

  The Company maintains a directors' and officers' liability insurance policy covering certain liabilities which may be incurred by directors and officers in connection with the performance of their duties. The entire premium for such insurance is paid by the Company.

Item 21. Exhibits and Financial Statement Schedules

  (a) The following exhibits, as required by Item 601 of Regulation S-K, are filed as part of this Registration Statement:

    4.01* Indenture, dated as of April 30, 1999, for up to $400,000,000 10 1/2%
          Senior Subordinated Notes between Building One Services Corporation, the Subsidiary Guarantors named therein, and IBJ Whitehall Bank &
          Trust Company, as Trustee.

    4.02* Registration Rights Agreement, dated as of April 30, 1999, among
          Building One Services Corporation, the Guarantors named therein, and the initial purchasers, BT Alex.Brown Incorporated, Bear, Stearns &
          Co., Inc., Goldman, Sachs & Co., Salomon Smith Barney Inc., Friedman,
          Billings, Ramsey & Co., Inc., Jefferies & Company, Inc. and Fleet
          Securities, Inc.

    4.03* Form of Exchange Note.

    4.04 Supplemental Indenture, dated as of July 16, 1999, for up to $400,000,000 10 1/2% Senior Subordinated Notes among Building One
          Services Corporation, the Subsidiary Guarantors named therein and IBJ
          Whitehall Bank & Trust Company, as Trustee.

    5.01 Opinion of F. Traynor Beck, Esquire as to the legality of the securities being registered.

   12.01* Statement regarding Computation of Ratio of Earnings to Fixed
          Charges.

   23.01  Consent of F. Traynor Beck, Esquire (contained in Exhibit 5.01).
   23.02* Consent of PricewaterhouseCoopers LLP.

   23.03* Consent of Baird, Kurtz & Dobson.

   23.04* Consent of Grant Thornton.

   23.05* Consent of KPMG LLP.

   23.06* Consent of Barry & Moore, P.C.

   23.07* Consent of Leverich, Phillips, Rasmuson & Company.


   23.08* Consent of Harbeson, Beckerleg & Fletcher.

   23.09* Consent of Frazier & Deeter, LLC.

   23.10* Consent of Shinners, Hucovski & Company, S.C.

   24.01* Powers of Attorney (contained on signature page).

   25.01* Statement of Eligibility of IBJ Whitehall Bank & Trust Company, as
          Trustee, on Form T-1.

   99.01  Form of Letter of Transmittal regarding the offer to exchange 10 1/2%
          Senior Subordinated Notes due 2009 which have been registered under the Securities Act for 10 1/2% Senior Subordinated Notes due 2009.

   99.02  Form of Notice of Guaranteed Delivery.
   99.03  Form of letter to brokers.
   99.04  Form of letter to clients.

--------

  * Previously filed.

Item 22. Undertakings.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (6) To supply by means of post-effective amendment, Rule 424(c) supplement or information incorporated by reference, all information concerning a material transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on July 16, 1999.

                                          Building One Services Corporation

                                                     /s/ Joseph M. Ivey
                                          By: _________________________________
                                             Name: Joseph M. Ivey
                                             Title: President and Chief
                                             Executive Officer

  Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----
                  *                    President and Chief           July 16, 1999
______________________________________  Executive Officer
            Joseph M. Ivey              (Principal Executive
                                        Officer) and Director

                  *                    Chairman of the Board         July 16, 1999
______________________________________
         Jonathan J. Ledecky

                  *                    Executive Vice President,     July 16, 1999
______________________________________  Chief Financial Officer
          Timothy C. Clayton            and Treasurer (Principal
                                        Financial and Accounting
                                        Officer)

                  *                    Director                      July 16, 1999
______________________________________
            Andrew Africk

                  *                    Director                      July 16, 1999
______________________________________
             Mary K. Bush

                  *                    Director                      July 16, 1999
______________________________________
           Vincent E. Eades

                  *                    Director                      July 16, 1999
______________________________________
            Michael Gross

              Signature                          Title                   Date
              ---------                          -----                   ----
                  *                    Director                      July 16, 1999
______________________________________
         William P. Love, Jr.

                  *                    Director                      July 16, 1999
______________________________________
            Brooks Newmark

                  *                    Director                      July 16, 1999
______________________________________
            M. Jude Reyes

         */s/ F. Traynor Beck
 _____________________________________
            F. Traynor Beck
 Attorney-in-Fact, pursuant to Powers
 of Attorney previously filed as part
    of this Registration Statement

                                 EXHIBIT INDEX

  4.01* Indenture, dated as of April 30, 1999, for up to $400,000,000 10 1/2%
        Senior Subordinated Notes between Building One Services Corporation, the Subsidiary Guarantors named therein, and IBJ Whitehall Bank & Trust
        Company, as Trustee.

  4.02* Registration Rights Agreement, dated as of April 30, 1999, among
        Building One Services Corporation, the Guarantors named therein, and the initial purchasers, BT Alex.Brown Incorporated, Bear, Stearns &
        Co., Inc., Goldman, Sachs & Co., Salomon Smith Barney Inc., Friedman,
        Billings, Ramsey & Co., Inc., Jefferies & Company, Inc. and Fleet
        Securities, Inc.

  4.03* Form of Exchange Note.

  4.04 Supplemental Indenture, dated as of July 16, 1999, for up to $400,000,000 10 1/2% Senior Subordinated Notes among Building One
        Services Corporation, the Subsidiary Guarantors named therein and IBJ
        Whitehall Bank & Trust Company, as Trustee.

  5.01 Opinion of F. Traynor Beck, Esquire as to the legality of the securities being registered.

 12.01* Statement regarding Computation of Ratio of Earnings to Fixed Charges.

 23.01  Consent of F. Traynor Beck, Esquire (contained in Exhibit 5.01).

 23.02* Consents of PricewaterhouseCoopers LLP.

 23.03* Consent of Baird, Kurtz & Dobson.

 23.04* Consents of Grant Thornton.

 23.05* Consent of KPMG LLP.

 23.06* Consent of Barry & Moore, P.C.

 23.07* Consent of Leverich, Phillips, Rasmuson & Company.

 23.08* Consent of Harbeson, Beckerleg & Fletcher.

 23.09* Consent of Frazier & Deeter, LLC.

 23.10* Consent of Shinners, Hucovski & Company, S.C.

 24.01* Powers of Attorney (contained on signature page).

 25.01* Statement of Eligibility of IBJ Whitehall Bank & Trust Company, as
        Trustee, on Form T-1.

 99.01  Form of Letter of Transmittal regarding the offer to exchange 10 1/2%
        Senior Subordinated Notes due 2009 which have been registered under the Securities Act for 10 1/2% Senior Subordinated Notes due 2009.

 99.02  Form of Notice of Guaranteed Delivery.

 99.03  Form of Letter to Brokers.

 99.04  Form of Letter to Clients.

--------

  * Previously filed.